Confidential

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

Exhibit 10.60

Research Collaboration, Option and License Agreement

Between

Isis Pharmaceuticals, Inc.

And

Janssen Biotech Inc.

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RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT

This RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of the 22nd day of December, 2014 (the “Effective Date”), by and between Isis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Isis”), and Janssen Biotech Inc., a Pennsylvania company, with principal offices located at 800/850 Ridgeview Road, Horsham, PA 19044 (“JBI”) JBI and Isis each may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in Appendix 1. All attached appendices and schedules are a part of this Agreement.

RECITALS

WHEREAS, Isis possesses certain Patent Rights, Know-How, technology and expertise with respect to antisense therapeutics, and has novel and valuable capabilities for the research, discovery, identification, synthesis and development of antisense therapeutics;

WHEREAS, JBI has expertise in developing and commercializing human therapeutics, and JBI is interested in developing and commercializing antisense therapeutics for initially up to three gene targets implicated in Autoimmune Disease (with the right to add a fourth target by paying an additional fee);

WHEREAS, the Parties desire to enter into a collaborative enterprise pursuant to which (i) the Parties will conduct activities directed toward researching, discovering and developing therapeutic antisense oligonucleotides designed to bind and modulate the RNA of each collaboration target, (ii) Isis will endeavor to identify a development candidate for each collaboration target, and (iii) for each collaboration target for which Isis identifies a development candidate, JBI will have an exclusive option to obtain an exclusive license under this Agreement to develop, manufacture and commercialize Products in the Field.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
RESEARCH COLLABORATION

1.1	Collaboration Overview. The intent of the Collaboration is: (i) for the Parties to conduct a Drug Discovery Program, including formulation activities, for each of the Collaboration Targets and to share their respective expertise to advance the goals set out in the Drug Discovery Plan for each such Drug Discovery Program; (ii) for Isis to generate at least one Development Candidate under each Drug Discovery Program; (iii) for JBI to have an Option to obtain an exclusive license to Develop and Commercialize Products under each Drug Discovery Program in the Field; and (iv) if JBI exercises the Option for a Drug Discovery Program, the Parties will advance the Development Candidate through IND-Enabling Toxicology Studies, and thereafter JBI will continue to Develop and Commercialize the applicable Development Candidate. The purpose of this Section 1.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement, and therefore this Section 1.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

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1.2	Collaboration Targets.

1.2.1	Maximum Number; Initial Collaboration Target. The maximum number of Collaboration Targets will be three, subject to Section 1.2.2. The Parties agree that the first Collaboration Target is [***]. JBI will designate the second Collaboration Target within [***] of the Effective Date, and designate the third Collaboration Target within [***] of the Effective Date (each, a “Target Nomination Period”), in each case in accordance with the mechanism set forth in Section 1.2.3 below.

1.2.2	Optional Fourth Collaboration Target. JBI will have the right, exercisable within [***] after the Effective Date, to designate a fourth Collaboration Target (i.e., to increase the maximum number of Collaboration Targets by one) in accordance with the mechanism set forth in Section 1.2.3 below upon delivery of written notice thereof to Isis and payment to Isis of the $[***] fee pursuant to Section 6.2, provided if JBI exercises such right, JBI must (i) designate such fourth Collaboration Target within [***] after the Effective Date and (ii) JBI may extend the Drug Discovery Term, if necessary, for the time required to execute under a corresponding Drug Discovery Plan for such fourth Collaboration Target under Section 1.5.2. Any [***] shall only become due if the [***], and any [***] shall be [***], and such [***] within [***] days of [***] following the date such Drug Discovery Plan is approved.

1.2.3	Collaboration Target Designation Mechanism. At any time during the applicable Target Nomination Period, JBI may propose a gene target implicated in Autoimmune Disease of the gastro-intestinal tract for designation as a Collaboration Target by providing written notice of such gene target to Isis. Isis may reject a gene target proposed by JBI if, at the time of such proposal: (i) Isis believes in good faith that [***] for such target; (ii) Isis does not have the [***]; (iii) granting a license to such target would [***] to a Third Party and JBI does not [***]; (iv) [***]; (v) the proposed target is the subject of [***] for which Isis in good faith expects to [***] (although Isis will negotiate in good faith terms for JBI to gain access such a program); or (vi) the target is associated with [***] (each of (i) through (vi), a “Dispositive Rejection Condition”). If a Dispositive Rejection Condition for the gene target proposed by JBI for designation as a Collaboration Target exists, Isis may reject the proposed gene target by providing a written notice to JBI by the [***] day following Isis’ receipt of JBI’s request to designate such gene target as a Collaboration Target, in which event JBI may propose a different gene target for designation as a Collaboration Target using the process described above in this Section 1.2.3.

1.2.4	Collaboration Target Designation. A gene target proposed by JBI for designation as a Collaboration Target in accordance with Section 1.2.3 above will become a “Collaboration Target” if (i) Isis provides JBI a written notice accepting such gene target as a Collaboration Target or (ii) by the [***] day following Isis’ receipt of JBI’s request to designate such gene target as a Collaboration Target, Isis has not delivered a written notice to JBI rejecting such gene target based on a Dispositive Rejection Condition.

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1.2.5	Substitution of Gene Targets. At any time prior to completion of [***] activities for a Collaboration Target, JBI may propose, in writing, a substitute gene target to replace such Collaboration Target subject to the following conditions:

i)	JBI may propose up to [***] ([***]) substitute gene targets, unless JBI designates a Fourth Collaboration Target whereby, in which case JBI may then propose up to [***] ([***]) substitute gene targets;

ii)	JBI shall pay the Substitution Fee for each proposed substitute gene target within [***] ([***]) days of the date the substitute gene target becomes a Collaboration Target under Section 1.2.4; and

iii)	The designation mechanism of Section 1.2.3 shall apply for proposed substitute gene targets.

Any gene target substituted out under this Section 1.2.5 will no longer be a Collaboration Target.

1.3	Drug Discovery and Development Responsibilities.

1.3.1	Drug Discovery Programs. Subject to the terms and conditions of this Agreement, during the Drug Discovery Term, the Parties will jointly conduct collaborative research projects directed to the research, discovery and pre-clinical development of ASOs designed to bind to and modulate the RNA of each Collaboration Target (subject to the applicable maximum number of Collaboration Targets under Section 1.2) (each, a “Drug Discovery Program”).

1.3.2	Drug Discovery Plans and Development Plans.

(a)	For each Drug Discovery Program, the Parties, via the JRC, will: (i) promptly (but no later than [***] days) following the designation of such Collaboration Target, approve a written plan describing the discovery, research, and optimization activities to be conducted by each Party to achieve [***] status and to identify a Development Candidate, plus any related research activities to support such activities; and (ii) from time to time thereafter, consider and approve appropriate amendments and modifications to such plan (each such plan, as so amended, a “Drug Discovery Plan”). By separate agreement the Parties have agreed upon the initial Drug Discovery Plan for the Drug Discovery Program directed to [***]. Upon JRC approval of the Drug Discovery Plan for any other Collaboration Target, or upon JRC approval of any amendment or modification to any Drug Discovery Plan, the JRC will attach such Drug Discovery Plan, or such amendment or modification (as applicable), to the minutes of the JRC meeting at which the same is approved.

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(b)	For each Drug Discovery Program with respect to which JBI exercises the Option, JBI will share with Isis, via the JRC (or directly with Isis if the JRC has dissolved) (i) promptly (but no later than [***] days) following such Option exercise, a written plan describing the proposed Development activities to be conducted by JBI with respect to the applicable Development Candidate; and (ii) from time to time thereafter consider and make appropriate amendments and modifications to such plan (each such plan, as so amended, a “Development Plan”). The Parties, at their respective expense, shall meet and confer regarding the activities proposed under the Development Plan and, to the extent there are activities required of Isis under the Development Plan, shall agree on such activities within a reasonable amount of time but not to exceed [***] days following presentation of the Development Plan to the JRC. The JRC will attach such Development Plan or any subsequent amendments or modifications thereto (as applicable) to the minutes of the JRC meeting at which the same is agreed and approved. Each Development Plan will include a description of the pre-clinical studies, and clinical studies (including study designs) to support the further Development of such Development Candidate up to completion of PoC, including [***]. If the Parties agree Isis will conduct any activities to support the further Development of the Development Candidate, the Development Plan will include the specific activities to be performed by Isis and [***] and [***] for completion of such activities. JBI will continue to develop and refine each Development Plan as needed and will submit it to the JRC (or the Parties if the JRC has dissolved) for review and comment at least [***]. When updating each Development Plan, JBI will [***].

1.3.3	Allocation of Drug Discovery and Development Responsibilities. Each Drug Discovery Plan and Drug Development Plan will specify the Party(ies) responsible for performing each activity thereunder, and each Party will use Commercially Reasonable Efforts to complete such activities; provided, however, that unless otherwise mutually agreed by the Parties in writing each Party will use Commercially Reasonable Efforts to complete the following at each respective company’s expense unless otherwise indicated:

(a)	Isis will be responsible for [***] under each Drug Discovery Plan;

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(b)	Except as set forth in Sections (c), (d) and (f) of this Section 1.3.3, Isis will be responsible for [***] and [***], in each case to the extent stated to be conducted by Isis in the applicable Drug Discovery Plan;

(c)	JBI will be responsible for conducting the (i) [***], and (ii) the [***] including [***], in each case to achieve [***] status and produce the Development Candidate Data Package;

(d)	JBI will be responsible for conducting the [***], in each case to achieve [***] status, produce the Development Candidate Data Package, and to support the further Development and Commercialization of Products. Isis will provide [***] if requested by JBI and JBI will pay Isis for such support at [***] and shall invoice JBI in accordance with Section 6.10;

(e)	During the Research Term Isis will (i) [***] and (ii) [***], in each case to the extent stated to be conducted by Isis in the applicable Drug Discovery Plan;

(f)	JBI will be responsible for conducting [***], including [***]; and

(g)	JBI will be responsible for conducting [***] activities for each Development Candidate, including conducting [***], except Isis will be responsible for conducting the [***] of the Development Candidate for the first Drug Discovery Program with respect to which JBI exercises the Option (the “First Development Candidate”) as specified in the applicable Development Plan.

1.3.4	Conduct of Drug Discovery and Development Plan Activities. Each Party will perform the activities for which it is responsible under each Drug Discovery Plan and each Development Plan in good scientific manner and in compliance with, as applicable, GLP, GCP and/or GMP, and all Applicable Laws.

1.3.5	Disclosure of Results. At least [***] Business Days prior to each regularly scheduled meeting of the JRC, each Party will provide to the JRC a written report (which may take the form of PowerPoint slides) for each Drug Discovery Program (i) describing the Drug Discovery Program activities performed by such Party since the date of the preceding written report delivered by such Party for such Drug Discovery Program and the status of each such activity as of the date of such report and (ii) summarizing the data and results of the Drug Discovery Program activities performed by such Party under the applicable Plan.

1.3.6	Development Candidate; Supplemental Information. Isis will notify JBI promptly after designating a Development Candidate and, together with such notice, Isis will provide JBI with the applicable Development Candidate Data Package. During the [***] period beginning on Isis’ delivery of the Development Candidate Data Package to JBI, JBI may request in writing additional data or information regarding the Development Candidate of a type that is consistent with the information JBI examines when selecting JBI’s own development candidates for similar programs and that JBI in good faith determines is reasonably necessary to inform JBI’s decision of whether to exercise the Option for such Drug Discovery Program (the “Supplemental Information”); provided, however, that: (i) unless Isis possesses and can reasonably provide the requested data or information, JBI will be solely responsible for conducting or having conducted by Isis ([***]) the work necessary to generate the requested Supplemental Information and for all agreed upon fees and costs incurred by it or for its account in the performance of such work; (ii) Isis will not be required to conduct any such work unless Isis and JBI agree to a plan for such work and JBI agrees to pay for such work at [***] and for both (i) and (ii) shall invoice JBI in accordance with Section 6.10.

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1.3.7	Records and Quality. Isis will maintain complete and accurate records of all work Isis conducts in the performance of a Drug Discovery Plan and Development Plan and all results, data, inventions and developments made in the performance of such work. Such records will be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Upon reasonable prior written notice, Isis will provide JBI the right to inspect such records, and will provide copies of all requested records, to the extent reasonably required for the performance of JBI’s rights and obligations under this Agreement or for JBI’s reasonable quality control purposes. Isis will cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of an Isis site or a contractor’s site and facilities if such inspection concerns work being performed under a Drug Discovery Plan or Development Plan. [***]. In the event that during an inspection of the Isis facilities, the facilities are found by a Regulatory Authority to be non-compliant with one or more GLP, GMP, GCP or current standards for pharmacovigilance practice compliance standards and such facilities are being used to conduct work under a Drug Discovery Plan or Development Plan, Isis will [***]. If requested by JBI, Isis will allow representatives of JBI to accompany Isis as part of any audit Isis conducts of [***] for which JBI exercises its Option.

1.3.8	Supply of API for Drug Discovery. On a Drug Discovery Program-by-Drug Discovery Program basis, Isis will supply (on its own or through a CMO), [***], (i) the non‑GMP API necessary for Isis to select up to [***] lead Compounds for each Collaboration Target to advance to [***], plus (ii) up to [***] of non‑GMP API for each of the lead Compounds selected for each Collaboration Target to support the formulation work under the Drug Discovery Plan prior to the designation of a Development Candidate. In addition, during the Drug Discovery Term, if requested by JBI, Isis will supply [***] up to [***] of ASO non‑GMP API Isis has in its stock as of the Effective Date to support formulation activities under the Drug Discovery Plans, the selection of such non‑GMP API to be in Isis’ sole discretion. If additional quantities of non‑GLP, non‑GMP API are necessary to support such Drug Discovery Program activities, then JBI will purchase such API from Isis [***] for such non‑GLP, non‑GMP API, where [***] and [***] and where [***]. All such API provided by Isis will be [***] specific and [***] specific ASOs. If JBI desires API for ASOs that are specific to [***] then Isis will use Commercially Reasonable Efforts to design and supply such ASOs and JBI will pay Isis for such ASOs [***] and shall invoice JBI in accordance with Section 6.10.

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1.3.9	Supply of GLP Development Candidate and Clinical Supplies by Isis. For the first Development Candidate for which JBI exercises its Option Isis will (on its own or through a CMO) supply [***] of API, not to exceed [***], to support the [***] and [***], where Isis will supply the [***] of such [***], and will, [***] supply the remainder of such [***] in [***] increments (or in [***] if, as a result of previous [***], the remaining material is [***]) if and when requested by JBI. For each additional Development Candidate for which JBI exercises its Option, Isis, [***], will (on its own or through a CMO) supply in [***] a [***] of API, not to exceed [***], to support the [***] and [***]. Except for the [***] of API for the first Development Candidate for which JBI has exercised its Option, JBI will [***] for such API [***], of which [***] within [***] days of [***]. JBI will take possession of such requested API no later than [***] days following Isis’ release of such API.

1.4	Program Costs and Expenses. Except as expressly set forth below or elsewhere in this ARTICLE 1, each Party will be responsible for the costs and expenses incurred by it or on its behalf in the performance of the Drug Discovery Program activities for which such Party is responsible under the applicable Drug Discovery Plan and Development Plan.

1.5	Drug Discovery Term; Extension.

1.5.1	Drug Discovery Term. The term for the conduct of the Drug Discovery Programs will begin on the Effective Date and, subject to extension in accordance with Section 1.5.2 and/or earlier termination of this Agreement in accordance with ARTICLE 10 hereof, will end upon the earlier of (i) such time as the Options with respect to all Drug Discovery Programs either have been exercised by JBI or have expired unexercised, and (ii) the [***] anniversary of the Effective Date (the “Drug Discovery Term”), provided however, that if Isis has delivered a Development Candidate Data Package to JBI for a Drug Discovery Program prior to the [***] anniversary of the Effective Date but the Option Period for such Drug Discovery Program has not expired as of the [***] anniversary of the Effective Date, the Drug Discovery Term will extend for that Drug Discovery Program only, until the earlier of (a) JBI’s exercise of such Option and (b) expiration of such Option Period. Such extension shall not be subject to the extension fee as defined in Section 1.5.2 below.

1.5.2	Extension of Drug Discovery Term. JBI will have the right, in its discretion, to extend the Drug Discovery Term (i) for an additional [***] period if such extension applies to more than just the [***] Collaboration Target (not to exceed [***]), or (ii) for one additional [***] period if such extension only applies to the [***] Collaboration Target (not to exceed [***]), in each case by delivering a written notice of extension to Isis and paying Isis an extension payment of $[***] per extension no later than [***] days prior to the end of the then-applicable Drug Discovery Term.

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1.5.3	Consequences of End of Drug Discovery Term. From and after the end of the Drug Discovery Term (including any extensions thereof), (i) Isis will have no obligation to perform any further activities for any Drug Discovery Program; (ii) any Drug Discovery Programs that have not reached the Development Candidate stage will no longer be Drug Discovery Programs and the applicable gene targets associated therewith will no longer be Collaboration Targets; (iii) Isis’ obligations and JBI’s rights under this Agreement with respect to such gene target and any ASOs targeting such gene target will then terminate, and Isis will be free to Develop and Commercialize on its own or with a Third Party such gene target and any Compounds targeting such gene target; and (iv) Isis will own any data generated under the Drug Discovery Program for such gene target and any Compounds targeting such gene target. For clarity, except to the extent explicitly set forth in the foregoing, the expiration of the Drug Discovery Term will not affect either Party’s rights or obligations under this Agreement with respect to any Drug Discovery Program for which JBI exercised its Option before the end of the Drug Discovery Term, including, but not limited to, the Parties’ respective rights and obligations under ARTICLE 2, ARTICLE 4, ARTICLE 5 and ARTICLE 6 hereof.

1.5.4	Carryover Development Candidates. If, despite Isis’ Commercially Reasonable Efforts, by the end of the Drug Discovery Term, Isis has not designated a Development Candidate for a particular Drug Discovery Program, then if at any time during the [***] following the end of the Drug Discovery Term Isis’ RMC designates an ASO discovered by Isis that is designed to bind to the RNA that encodes the Collaboration Target that was the subject of such Drug Discovery Program as a development candidate ready to start IND-Enabling Toxicology Studies (such ASO, a “Carryover Development Candidate”), then, Isis will notify JBI and will provide JBI with the data package presented to Isis’ RMC to approve such Carryover Development Candidate. JBI will then have [***] days from its receipt of such package to elect to enter into an agreement (or amendment to this Agreement) for an option and license under the same terms as set forth in this Agreement, including the payment of the fee for [***] if not already paid by JBI (except that no additional option fee under Section 6.1 will be due). If, within [***] days after JBI’s receipt of such notice from Isis, JBI provides Isis with written notice that it accepts such offer from Isis for such Carryover Development Candidate, the Parties will execute an agreement (or amendment to this Agreement) regarding such Carryover Development Candidate containing the same terms as those described herein. If JBI either notifies Isis that it declines the offer for such Carryover Development Candidate, or JBI does not provide Isis with written notice during such [***]-day period that JBI accepts such offer from Isis for such Carryover Development Candidate, then Isis will be free to research, develop, manufacture and commercialize such Carryover Development Candidate (and/or any other ASO designed to bind to the RNA that encodes the gene target targeted by such Carryover Development Candidate) by itself or with or for a Third Party.

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1.6	Program Management.

1.6.1	JRC. The Parties will establish a joint research committee (the “JRC”) to provide advice and make recommendations on the conduct of activities under each Drug Discovery Program. The JRC will consist of three representatives appointed by Isis and three representatives appointed by JBI. Each JRC member will be a senior scientific staff leader or have other experience and expertise appropriate for the stage of development of the Drug Discovery Programs. Each Party will designate one of its two representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of the JRC. The co-chairs will be responsible for overseeing the activities of the JRC consistent with the responsibilities set forth in Section 1.6.2. Schedule 1.6.1 sets forth certain JRC governance matters agreed to as of the Effective Date. The JRC will determine the JRC operating procedures at its first meeting, including the JRC’s policies for replacement of JRC members, policies for participation by additional representatives or consultants invited to attend JRC meetings, and the location of meetings, which will be codified in the written minutes of the first JRC meeting. Each Party will be responsible for the costs and expenses of its own employees or consultants attending JRC meetings.

1.6.2	Role of the JRC. Without limiting any of the foregoing, subject to Section 1.6.3, the JRC will perform the following functions, some or all of which may be addressed directly at any given JRC meeting:

(a)	maintain the list of Collaboration Targets, as such list may be updated from time to time in accordance with this Agreement, and attach such list to the minutes of the next JRC meeting following the designation of any additional Collaboration Target;

(b)	review and approve the Drug Discovery Plan for each Program;

(c)	review the overall progress of the Parties’ efforts to achieve [***] with respect to each Drug Discovery Program;

(d)	review the overall progress of Isis’ efforts to discover, identify, optimize and select the Development Candidate for each Drug Discovery Program;

(e)	review the overall progress of the Parties’ efforts with respect to each the Drug Discovery Plan;

(f)	amend each Drug Discovery Plan for each Drug Discovery Program,

(g)	such other review and advisory responsibilities as may be assigned to the JRC pursuant to this Agreement.

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1.6.3	Decision Making. Each Party will give due consideration to, and consider in good faith, the recommendations and advice of the JRC regarding the conduct of each Drug Discovery Program. Subject to Section 1.3.1 and Section 1.3.5, (i) Isis will have the final decision-making authority regarding [***] and whether to accept and how to implement the JRC’s recommendations, and (ii) JBI will have the final decision-making authority regarding [***]; provided that, in each case, such decisions and conduct are in accordance with the applicable Drug Discovery Plan and do not increase the cost of the other Party. Except as otherwise permitted by Section 1.3.2, Section 1.3.5 and, the JRC will have no decision making authority and will act as a forum for sharing information about the activities conducted by the Parties hereunder and as an advisory body, in each case only on the matters described in, and to the extent set forth in, this Agreement.

1.6.4	Term of the JRC. Isis’ obligation to participate in the JRC, or any of its subcommittees, will terminate upon JBI’s exercise (or expiration) of the Option for the last Drug Discovery Program.

1.6.5	Alliance Managers. Each Party will appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Alliance Manager will be responsible for supporting the JRC and performing the activities listed in Schedule 1.6.5.

1.6.6	Information Sharing Committee. Formation and Purpose: Within [***] days after the [***], the Parties will establish an Information Sharing Committee (the “ISC”) to review the Development of Product. The ISC will review and discuss the Development activities to be undertaken with respect to the Product being Developed by JBI and will provide a forum for Isis to provide input into such Development activities. Specific Responsibilities of the ISC: As part of its overall responsibilities, the ISC will: review the progress of the Development Plan; review any changes to the Development Plan; actively seek Isis input and consider all input in good faith; and perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties

1.6.7	ISC Meetings: The ISC will meet at least annually or on an ad hoc basis. The first meeting of the ISC will be held as soon as reasonably practicable, but in no event later than [***] days after formation. Meetings will be held at such place or places as are mutually agreed or by teleconference or videoconference. The ISC meetings will be chaired by JBI. The chairperson of the ISC will be responsible for calling meetings, preparing and circulating an agenda in advance of each meeting of the ISC, and preparing and issuing minutes of each meeting within [***] days thereafter; provided however, that an ISC chairperson will call a meeting promptly upon the request by Isis to convene an ISC meeting. The minutes will not be finalized until both Parties review and approve them. Each Party will bear its own costs, including travel expenses, incurred by its ISC members or by any additional non-member participants of a Party in connection with their attendance at ISC meetings and other activities related to any ISC. Notwithstanding Section 1.6.6 and the foregoing provisions of this Section 1.6.7, with respect to Isis, the formation of the ISC and participation in the ISC are rights but not obligations that Isis may cancel for any Product at any time.

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1.6.8	Reduction of ISC Reporting. If JBI declines to pursue any Follow-On Compounds targeting a particular Collaboration Target and Isis pursues a Follow-On Compound for such Collaboration Target, the ISC shall cease all ISC reporting activities relating to Products that modulate such Collaboration Target.

1.7	Materials Transfer. To facilitate the activities under the Drug Discovery Programs, either Party may provide certain materials for use by the other Party. All such materials will be used by the receiving Party in accordance with terms of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party except with the written consent of the supplying Party. Except as expressly set forth herein, THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

ARTICLE 2.
EXCLUSIVITY COVENANTS

2.1	Exclusivity; Right of First Negotiation.

2.1.1	Exclusivity Covenants.

(a)	The Parties’ Exclusivity Covenants for Collaboration Targets During the Option Period. On a Collaboration Target-by-Collaboration Target basis, each Party agrees that, except in the performance of its obligations under this Agreement and except as set forth in Section 2.1.2, Section 2.1.3, Section 10.3.2 or Section 10.3.4, it will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to discovery, research, development, manufacture or commercialization of an ASO that is designed to bind to the RNA that encodes such Collaboration Target in the Field from the Effective Date through the expiration of the applicable Option Period or the earlier termination of the applicable Option.

(b)	Isis’ Exclusivity Covenant After Option Exercise. On a Collaboration Target-by-Collaboration Target basis, except as set forth in Section 2.1.2, Section 2.1.3, Section 10.3.2 or Section 10.3.4, if JBI exercises the Option in accordance with this Agreement, then Isis will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

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(i)	discovery, research or development of an ASO that is designed to bind to the RNA that encodes such Collaboration Target in the Field until [***] for a Product targeting such Collaboration Target; and

(ii)	on a country-by-country basis, commercializing an ASO that is designed to bind to the RNA that encodes such Collaboration Target in the Field until [***] with respect to such Collaboration Target.

(c)	JBI’s Exclusivity Covenant After Option Exercise. After Option exercise, JBI’s exclusivity obligations under Section 2.1.1(a) will be extended and will continue for so long as and to the extent of Isis’ exclusivity obligations under Section 2.1.1(b), and except as otherwise described in Section 2.1.3.

2.1.2	Right of First Negotiation for Follow-On Compounds. On a Drug Discovery Program-by-Drug Discovery Program basis, during the period commencing on the date JBI exercises the applicable Option in accordance with this Agreement and ending upon [***] (such period, the “ROFN Period”), Isis hereby grants to JBI a right of first negotiation to develop and commercialize any Follow-On Compound developed by or on behalf of Isis, which right of first negotiation is granted on the following terms and conditions:

(a)	At any time prior to the [***] following the [***] for the applicable Product, JBI may provide Isis with a non-binding, good faith written notice expressing JBI’s desire for Isis to identify a Follow-On Compound (a “Follow-On Interest Notice”). If (i) JBI does not provide Isis with a Follow-On Interest Notice before the [***] following the [***] for the applicable Product, or (ii) JBI does timely provide Isis with a Follow-On Interest Notice but the Parties do not agree on a [***] related to such Follow-On Compound by 5:00 pm (Eastern Time) on the [***] following the [***] for the applicable Product, then, Isis may work independently or with any of its Affiliates or any Third Party with respect to the discovery, research, development and manufacture of a Follow-On Compound; provided, however, that during [***], Isis will not grant any license (or an option to obtain such a license) under any intellectual property owned, controlled or licensed by Isis to make, use or sell any Follow-On Compound (a “Follow-On Agreement”) unless and until Isis provides a written notice to JBI (a “Follow-On Negotiation Notice”), which notice [***]. Isis will not enter into such a Follow-On Agreement with any Third Party until the earlier to occur of: (A) [***] (each, a “ROFN Termination Event”).

(b)	Following a ROFN Termination Event, subject to JBI’s right under Section 1.6.8 to stop sharing information, Isis will have no further obligation to negotiate with JBI or its Affiliates with respect to such Follow-On Agreement, and Isis will be free to negotiate and enter an agreement with a Third Party with respect to a Follow-On Agreement. Any Follow-On Agreement entered into by Isis with a Third Party in accordance with this Section 2.1.2(b) will be a Permitted License to the extent related to the Follow-On Compound.

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2.1.3	Limitations and Exceptions to Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, each Party’s practice of the following will not violate Section 2.1.1 and/or Section 2.1.2:

(a)	Any activities conducted pursuant to the Prior Agreements as in effect on the Effective Date; provided, [***];

(b)	The granting by Isis of, or performance of obligations under, Permitted Licenses;

(c)	Up to and including the date of the [one year anniversary following the Option Period for a designated Collaboration Target, JBI may acquire, by license or otherwise, any Third Party asset that modulates a Collaboration Target so long as such Third Party asset has at least entered a Phase II Clinical Trial at the time of such acquisition; and

(d)	After the date of the [***] for a designated Collaboration Target, JBI may [***], any Third Party [***] so long as such Third Party [***].

2.2	Effect of Exclusivity on Indications. The Compounds are designed to bind to the RNA that encodes a Collaboration Target in the Field with the intent of treating Autoimmune Diseases of the gut. Isis and JBI are subject to exclusivity obligations under Section 2.1; however, the Parties acknowledge and agree that each Party (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products that are designed to bind to the RNA that encodes any gene that is not a Collaboration Target for any indication, even if such products are designed to treat Autoimmune Disease.

ARTICLE 3.
EXCLUSIVE OPTION

3.1	Option Grant and Option Deadline. On a Drug Discovery Program-by-Drug Discovery Program basis, Isis hereby grants to JBI with respect to each Drug Discovery Program an exclusive option to obtain the license set forth in Section 4.1.1 with respect to such Drug Discovery Program (each an “Option”). JBI (i) shall provide Isis with written notice of its intent to exercise its Option within [***] days of receipt of the Development Candidate package for the application Drug Discovery Program and (ii) JBI shall pay the Option Fee described in Section 6.4 no later than the [***] day following JBI’s notice of its intent to exercise its Option (the “Option Deadline”).

3.2	Effect of Option Exercise or Expiration. If, by the Option Deadline, JBI or its designated Affiliate (i) notifies Isis in writing that it wishes to exercise the applicable Option, and (ii) pays to Isis the license fee set forth in Section 6.4, Isis will, and hereby does, grant to JBI or its designated Affiliate the license set forth in Section 4.1.1. If, by the applicable Option Deadline, JBI or its designated Affiliate has not both (y) provided Isis a written notice stating that JBI is exercising its Option, and (z) paid Isis the license fee in accordance with Section 6.4, then JBI’s Option for the applicable Drug Discovery Program will expire.

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ARTICLE 4.
LICENSE GRANTS

4.1	License Grants to JBI.

4.1.1	Development and Commercialization License. Subject to the terms and conditions of this Agreement, on a Drug Discovery Program-by-Drug Discovery Program basis, effective upon JBI’s exercise of the Option for a particular Drug Discovery Program in accordance with this Agreement, Isis grants to JBI (i) a worldwide, exclusive, royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Isis Product Specific Patents to Research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below), register, market and Commercialize Products under such Drug Discovery Program in the Field, and (ii) a worldwide, exclusive, royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Licensed Technology other than the Isis Product Specific Patents to Research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below), register, market and Commercialize Products under such Drug Discovery Program in the Field. The grant described in subsection (ii) in no way limits Isis’ ability to grant additional licenses to Third Parties under the Licensed Technology, other than the Isis Product Specific Patents, to Research, Develop, Manufacture, have Manufactured register, market and Commercialize Third Party products that are not Product(s).

4.1.2	Sublicense Rights; CMO Licenses.

(a)	Subject to the terms and conditions of this Agreement, JBI will have the right to grant sublicenses under the license granted under Section 4.1.1 above:

(i)	under the Isis Core Technology Patents, Isis Product-Specific Patents, Isis Formulation Patents and Isis Know-How, to an Affiliate of JBI or a Third Party; and

(ii)	under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How, solely to (y) [***] or (z) [***];

provided that each such sublicense will be subject to, and consistent with, the terms and conditions of this Agreement. If, within 90 days of first learning of any breach of such sublicense terms, JBI fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.1.2, which failure would cause an adverse effect on Isis, JBI hereby grants Isis the right to enforce such sublicense terms on JBI’s behalf and will cooperate with Isis (which cooperation will be at JBI’s sole expense and will include, JBI joining any action before a court or administrative body filed by Isis against such Sublicensee if and to the extent necessary for Isis to have legal standing before such court or administrative body) in connection with enforcing such terms. JBI will provide Isis with a true and complete copy of any sublicense granted pursuant to this Section 4.1.2 within [***] days after the execution thereof.

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(b)	In connection with [***], or supply API and Finished Drug Product for Commercialization, Isis will, at JBI’s option, either (1) [***], which Isis agrees it will [***], or, (2) permit JBI to [***]. Each such manufacturing agreement between JBI and [***] will contain provisions permitting Isis to elect to have such agreements assigned to Isis to the extent such agreement relates to the applicable Clinical Supplies or Finished Drug Product in the event of a termination of this Agreement with respect to a particular Drug Discovery Program. JBI will provide Isis with a true and complete copy of any manufacturing agreement entered into with [***] within [***] days after the execution thereof. Notwithstanding the foregoing, if Isis fails to comply with the terms of this Section 4.1.2(b) and does not cure such failure within [***] days after written notice from JBI specifying the details of any such failure, JBI will have the right to grant a sublicense under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to [***].

(c)	Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Isis with respect to the rights sublicensed to the Sublicensee by JBI; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by JBI, and (iii) such Sublicensee agrees to pay directly to Isis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by JBI. JBI agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of Isis and if requested, the Sublicensee.

4.1.3	No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to JBI under this Agreement are hereby retained by Isis or its Affiliates. All rights in and to JBI Technology not expressly licensed or assigned to Isis under this Agreement, are hereby retained by JBI or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

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4.1.4	License Conditions; Limitations. Subject to Section 6.9, any license granted under Section 4.1.1 and the sublicense rights under Section 4.1.2 are subject to and limited by (i) any applicable Third Party Obligations, (ii) the Prior Agreements, and (iii) the Isis In-License Agreements, in each case to the extent the provisions of such obligations or agreements are specifically disclosed to JBI in writing (or via electronic data room) prior to JBI’s exercise of the applicable Option. Isis will disclose to JBI any Third Party Obligations Isis believes apply to applicable Products each time [***], and JBI will have the right to elect to exclude any Third Party Patent Rights and Know-How to which such Third Party Obligations apply by providing Isis written notice prior to Option exercise. If, prior to an Option exercise, JBI provides Isis with such a written notice to exclude certain Third Party Patent Rights and Know-How, such Third Party Patent Rights and Know-How will not be included in the Licensed Technology licensed with respect to the applicable Products under this Agreement. If JBI does not provide Isis with such a written notice to exclude such Third Party Patent Rights and Know-How prior to an Option exercise, such Third Party Patent Rights and Know-How (and any Third Party Obligations to the extent applicable to Products) will be included in the Licensed Technology licensed with respect to the applicable Products under this Agreement.

4.1.5	Trademarks for Products. JBI or its designated Affiliate will be solely responsible for developing, selecting, searching, registering and maintaining, and, subject to Section 10.3, will be the exclusive owner of, all trademarks, trade dress, logos, slogans, designs, copyrights and domain names used on or in connection with Products.

4.2	Assignment of Isis Product-Specific Patents; Grant Back to Isis.

4.2.1	After JBI has (a) exercised its Option for a particular Product and obtained the license under Section 4.1.1, and (b) [***], then following review and consideration by each Party’s patent representatives, Isis will assign to JBI or one or more of its designated Affiliates, Isis’ ownership interest in (i) all Isis Product-Specific Patents related to such Product in the Field that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties), and (ii) any Jointly-Owned Program Patents Covering such Product, and thereafter, subject to Section 7.2.4, Isis will have no further right to control any aspect of the Prosecution and Maintenance of such Isis Product Specific Patents and such Jointly-Owned Program Patents. The assignment of Patent Rights assigned in this Section 4.2.1 will occur within 30 days of JBI paying Isis the milestone for Completion of a PoC for the applicable Product.

4.2.2	JBI grants to Isis a fully-paid, royalty-free, worldwide, exclusive, sublicensable license under any Isis Product Specific Patents and Jointly-Owned Program Patents assigned to JBI under Section 4.2.1, (i) [***], (ii) to [***] and (iii) to [***] to the extent permitted by this Agreement.

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4.3	Subcontracting. Subject to the terms of this Section 4.3, each Party will have the right to engage Third-Party subcontractors to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement.

4.4	Technology Transfer after Option Exercise. On a Drug Discovery Program-by-Drug Discovery Program basis, Isis will promptly, but no later than [***] days after JBI exercises its Option for such Drug Discovery Program hereunder, deliver to JBI or one or more designated Affiliates:

4.4.1	Isis Know-How. All Isis Know-How in Isis’ possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 4.1.1 and Section 10.3.2, including transferring the IND for the applicable Development Candidate to JBI together with all regulatory documentation (including drafts) related to the applicable Development Candidate.

4.4.2	Isis Manufacturing and Analytical Know-How. Solely for use by JBI, its Affiliates or a Third Party acting on JBI’s behalf to Manufacture API in JBI’s own or an Affiliate’s manufacturing facility, all Isis Manufacturing and Analytical Know-How in Isis’ Control relating to applicable Products, which is necessary for the exercise by JBI, its Affiliates or a Third Party of the Manufacturing rights granted under Section 4.1.1, in each case solely to Manufacture API, Clinical Supplies or Finished Drug Product in accordance with the terms of this Agreement.

4.4.3	Isis Contribution of FTEs for Know-How Transfer. Isis will provide up to [***] hours of its time [***] to JBI for each Drug Discovery Program to transfer such Isis Know-How and Manufacturing and Analytical Know-How under Section 4.4.1 and Section 4.4.2. Thereafter, if requested by JBI, Isis will provide JBI with a reasonable level of assistance in connection with such transfer, which JBI will reimburse Isis for its time incurred in providing such assistance at [***] incurred by Isis in providing such assistance and shall invoice JBI in accordance with Section 6.10.

4.4.4	API and Product. Upon JBI’s written request, Isis will sell to JBI any bulk API in Isis’ possession at the time of Option exercise, at a price equal to [***].

4.5	Cross-Licenses Under Program Technology.

4.5.1	Enabling Patent Licenses from JBI to Isis. Subject to the terms and conditions of this Agreement (including Isis’ exclusivity obligations under Section 2.1.1), JBI hereby grants Isis a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicenseable license under any JBI Program Technology to research, develop, manufacture, have manufactured and commercialize [***].

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4.5.2	Enabling Patent Licenses from Isis to JBI. Subject to the terms and conditions of this Agreement (including JBI’s exclusivity obligations under Section 2.1.1), Isis hereby grants JBI a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicenseable license under any Isis Program Technology to research, develop, manufacture, have manufactured and commercialize [***].

ARTICLE 5.
DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

5.1	JBI Diligence. Following an Option exercise, JBI will be solely responsible for all Development, Manufacturing and Commercialization activities, and for all costs and expenses associated therewith, with respect to the Development, Manufacture and Commercialization of applicable Products; and JBI will use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize in each and every Major Market at least one Product from each Drug Discovery Program for which an Option has been exercised.

5.2	Specific Performance Milestone Events. Without limiting any of the foregoing, following an Option exercise, JBI will use Commercially Reasonable Efforts to achieve the specific performance milestone events set forth in Schedule 5.2 (“Specific Performance Milestone Events”) for a Product on the timeline set forth in Schedule 5.2; provided, however, if [***].

5.3	Integrated Development Plan. On a Product-by-Product basis, JBI will prepare a Development and global integrated Development plan outlining key aspects of the Development of each Product through Approval (each, an “Integrated Development Plan” or “IDP”). JBI will prepare the IDP no later than [***] after [***], and the IDP will contain information consistent with JBI’s Development plans for its similar products at similar stages of development. Once JBI has prepared such plans, JBI will update the IDP consistent with JBI’s standard practice and provide such updates to Isis annually via the ISC.

5.4	Regulatory.

5.4.1	Ownership of and Assistance with Regulatory Filings.

(a)	For each Product for which JBI has exercised its Option, JBI will be the sponsor and will be responsible for filing the IND. Once a Development Candidate is designated under this Agreement, the JRC will work to establish a plan for IND filing support and activities, which plan will include a timeline and responsibilities for filing the IND.

(b)	[***] begin to prepare a plan, for drafting and reviewing the sections of the NDA and MAA for the applicable Product (including establishing responsibilities for drafting and reviewing common technical document (“CTD”) modules, authorship, plan activity timelines and associated costs and expenses). The Parties will act in good faith and mutually agree upon each such plan, provided, however, that, after exercising an Option for the applicable Drug Discovery Program, JBI will have final decision making authority with respect to the contents of such plan that do not require Isis’ participation.

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(c)	[***] regulatory filings for the Product, [***] and JBI, including [***] plus any reasonable [***] providing such assistance and will specify that JBI will [***] designated responsibilities in connection with the applicable regulatory filing [***] in accordance with Section [***]; provided there will be no additional [***] conducted under a Development Plan where [***].

5.4.2	[***] Meetings with FDA. For each Product, JBI shall [***] meetings with the FDA to discuss (i) pre-IND filing matters; (ii) end of Phase II matters; or (iii) pre-NDA filing matters. [***].

5.4.3	[***] Regulatory Meetings. JBI will [***] of any meetings JBI has or plans to have with a Regulatory Authority regarding pre-approval or Approval matters for a Product or that directly relate to [***], and may allow [***]. In addition, JBI will provide Isis with as much advance written notice as practicable of any [***] Regulatory Authorities, and JBI [***].

5.4.4	Regulatory Communications. [***], JBI [***] provide Isis with copies of documents and communications submitted to, or received from, Regulatory Authorities [***] that materially impact the Development or Commercialization of Products for [***], and JBI will [***] such documents and communications.

5.4.5	Class Generic Claims. To the extent JBI intends to make any claims in a Product label or regulatory filing that are class generic to ASOs, JBI will provide such claims and regulatory filings to Isis in advance and will consider in good faith any proposals and comments made by Isis.

5.4.6	End of Obligations if [***]. JBI’s obligations under Section 5.4.2, Section 5.4.3, and Section 5.4.4 will cease with respect to a particular Product if [***].

5.5	Applicable Laws. JBI will use commercially reasonable efforts perform its activities pursuant to this Agreement in compliance with GLP, GCP and GMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted.

5.6	Isis’ Antisense Safety Database.

(a)	JBI will provide Isis with copies of [***] and the [***] within [***] days following the date such information is [***], as applicable. JBI will [***]. All such information disclosed by JBI to Isis will be JBI Confidential Information. JBI will deliver all such information to Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Isis). JBI will also cause its Affiliates and Sublicensees to comply with this Section 5.6(a).

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(b)	During the term of this Agreement, if requested by JBI, JBI and Isis will [***].

ARTICLE 6. FINANCIAL PROVISIONS

6.1	Option Fee. In partial consideration for JBI’s Options hereunder, within five Business Days following the Effective Date, JBI will pay Isis an Option fee equal to $10,000,000 for each of the three Drug Discovery Programs for an aggregate payment of $30,000,000.

6.2	Fourth Target Fee. If JBI elects to designate a fourth target, JBI will pay Isis $[***] within [***] days of JBI’s written notice to Isis designating such target.

6.3	Milestone Payments for Achievement of Pre-Licensing Milestone Event. As further consideration for JBI’s Options and Licenses hereunder, on a Collaboration Target-by-Collaboration Target basis, JBI will pay to Isis a milestone payment of $[***] for achievement of [***] for such Collaboration Target (each, a “Pre-Licensing Milestone Event”). Isis shall provide JBI with written notice of achievement of [***] and JBI shall make such payment within [***] days of receipt of such notification. With respect to [***], the Parties agree that [***] is deemed to have been achieved so that Isis may [***], and JBI will make the associated payment under this Section 6.3 within [***] days of the Effective Date; provided such payment does not limit the Parties’ obligation to conduct the activities set forth in the Drug Discovery Plan for [***].

6.4	License Fee. On an Option-by-Option basis, together with JBI’s written notice to Isis stating that JBI is exercising the Option with respect to the Drug Discovery Program for a Collaboration Target in accordance with this Agreement, JBI will pay to Isis the applicable one-time license fee set forth in Table 1 below (each, a “License Fee”):

Table 1
Option	License Fee
[***]	$[***]
[***]	$[***]

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6.5	Milestone Payments for Achievement of Post-Licensing Milestone Events. On a Drug Discovery Program-by-Drug Discovery Program basis, JBI will pay to Isis the applicable milestone payment set forth in Table 2 below for the first achievement of the corresponding milestone event in Table 2 (each, a “Post-Licensing Milestone Event”) by the first Product against such Collaboration Target to achieve such Post-Licensing Milestone Event:

Table 2
Post-Licensing Milestone Event	Milestone Event Payment
[***]	$[***]
[***]	$[***]
[***]*	$[***]*
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

*[***].

6.6	Limitations on Milestone Payments; Exceptions; Notice.

6.6.1	Each milestone payment set forth in Table 2 above will be paid only once per Drug Discovery Program upon the first achievement of the applicable Post-Licensing Milestone Event, regardless of how many Products under a Drug Discovery Program achieve such Milestone Event.

6.6.2	If a particular Post-Licensing Milestone Event is not achieved because Development activities transpired such that achievement of such earlier Milestone Event was unnecessary or did not otherwise occur, then upon achievement of the next Post-Licensing Milestone Event to be achieved, the Post-Licensing Milestone Event payment applicable to such earlier Post-Licensing Milestone Event will also be due. For example, if a Party proceeds directly to [***] without achieving the [***] then upon achieving the [***] Milestone Event, both the [***] and [***] Milestone Event payments are due.

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6.6.3	Each time a Post-Licensing Milestone Event is achieved under this ARTICLE 6, JBI will send Isis, or Isis will send JBI, as the case may be, a written notice thereof promptly (but no later than [***]) following the date of achievement of such Milestone Event, and such payment will be due within [***] of the date such notice was delivered.

6.7	Net Sales Milestone Payments. On a Drug Discovery Program-by-Drug Discovery Program basis, for the first Calendar Year in which Annual worldwide Net Sales of the first Product progressed from a Drug Discovery Program that achieves or exceeds each of the levels of Annual worldwide Net Sales set forth in Table 3 below (each, a “Sales Milestone Event”), JBI will pay Isis the corresponding one-time Sales Milestone Event payment within [***] days of the end of the Calendar Quarter during such Calendar Year in which such Sales Milestone Event occurs. \

Table 3
Annual Worldwide Net Sales	Sales Milestone Event Payment
≥ $[***]	$[***]
≥ $[***]	$[***]
≥ $[***]	$[***]

Each Sales Milestone Event payment set forth in Table 3 above will be due only one time per Drug Discovery Program, for the first Calendar Year in which the corresponding Sales Milestone Event occurs. If more than one of the above Sales Milestone Events is achieved in the same year, JBI will pay all applicable milestone payments.

6.8	Royalty Payments to Isis.

6.8.1	JBI Royalty. As partial consideration for the rights granted to JBI hereunder, subject to the provisions of this Section 6.8.1 and Section 6.8.2, JBI will pay to Isis royalties on a Product-by-Product basis, on Annual worldwide Net Sales of Products included in the applicable Drug Discovery Program sold by JBI, its Affiliates or Sublicensees, on a country-by-country basis, in each case in the amounts as follows in Table 4 below (the “JBI Royalty”):

Table 4
Royalty Tier	Annual Worldwide Net Sales of Products	Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%
3	For the portion of Annual Worldwide Net Sales > $[***]	[***]%

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(a)	Annual worldwide Net Sales will be calculated by [***].

(b)	For purposes of clarification, any Isis Product-Specific Patents and Jointly-Owned Program Patents assigned to JBI as set forth in Section 4.2.1 will still be royalty-bearing and considered Isis Product-Specific Patents and Jointly-Owned Program Patents, respectively, for determining the royalty term and applicable royalty rates under this ARTICLE 6.

6.8.2	Application of Royalty Rates. All royalties set forth under Section 6.8.1 are subject to the provisions of this Section 6.8.2, and are payable as follows:

(a)	Royalty Period. JBI’s obligation to pay Isis the JBI Royalty above with respect to Products will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of such Product in a country until the later of the date of expiration of (i) the last Valid Claim within the Licensed Patents or Program Patents Covering such Product in the country in which such Product is made, used or sold, [***] (such royalty period, the “Royalty Period”).

(b)	Royalty Reduction – U.S. Loss of Patent Rights. If (i) there is no longer a Valid Claim within the Licensed Patents or Program Patents Covering a Product in the U.S., and [***], then JBI may reduce the royalty payments for sales in the U.S. described in Table 4 by [***] ([***]) percent. JBI shall make the reduced royalty payments to Isis for the remainder of the Royalty Period.

(c)	Royalty Reduction – Early Generic Product Entry. If after the [***] anniversary of the First Commercial Sale of a Product, in a given country within the Territory, entry of a Generic Product has occurred prior to the expiry of the last Licensed Patent or Program Patent with a Valid Claim covering a Product, and either (i) subsequently the sales of the Product have declined by [***] percent ([***]%) or more but less than [***] percent ([***]%) as compared to the [***] Calendar Quarters [***] prior to such Generic Product entry, then JBI may reduce the royalty payments for sales in such country described in Table 4 by [***] percent ([***]%), or (ii) subsequently the sales of the Product have declined by [***] percent ([***]%) or more as compared to the [***] Calendar Quarters [***] prior to such Generic Product entry, then no further royalty payments shall be due to Isis for such Product in such country; provided, if JBI reduced or ceased paying the royalty payments under this Section, and thereafter a court of competent jurisdiction determines that the Licensed Patent is valid and infringed by the Generic Product, JBI shall resume making royalty payments at the full amount as of the date of such court order.

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(d)	Limitation on Aggregate Reduction for JBI Royalties.

(i)	In no event will the aggregate royalty offsets under Section 6.9.3(b) reduce the royalties payable to Isis on Net Sales of a Product in any given period to [***]% of the JBI Royalty rates listed in Table 4.

(ii)	In addition, in no event will the aggregate royalty offsets and reductions under Section 6.8.2(c) (as applicable) and Section 6.9.3(b) reduce the royalties payable to Isis on Net Sales of a Product in any given period to less than [***].

(e)	End of Royalty Obligation. On a country-by-country and Product-by-Product basis JBI’s obligation to make royalty payments hereunder for such Product in such country will end on the expiration of the Royalty Period at which time JBI will have a fully paid up license under the Licensed Patents; provided [***].

6.9	Third Party Payment Obligations.

6.9.1	Existing Isis In-License Agreements.

(a)	Certain of the Licensed Technology Controlled by Isis as of the Effective Date licensed to JBI under Section 4.1.1 was in-licensed or was acquired by Isis under the agreements with Third Party licensors or sellers listed on Schedule 6.9.1 (all such license or purchase agreements being the “Isis In-License Agreements”). Certain license fees, maintenance fees, milestone payments, royalties or similar payments that apply to Products may become payable by Isis to such Third Parties under the Isis In-License Agreements based on the Development and Commercialization of a Product by JBI under this Agreement.

(b)	Any payment obligations arising under the Isis In-License Agreements as existing on the Effective Date and up until JBI exercises an Option under this Agreement, as they apply to the Isis Core Technology used by Products developed under this Agreement will be paid by [***], and [***], as [***]. In the event JBI determines that it wishes to obtain a sublicense under the Isis In-License Agreements, [***].

6.9.2	New In-Licensed Isis Product-Specific Patents. If after the Effective Date, Isis obtains Third Party Patent Rights necessary or useful to Develop, Manufacture or Commercialize a Product that would have been considered an Isis Product-Specific Patent had Isis Controlled such Patent Rights on the Effective Date, to the extent Controlled by Isis, Isis will include such Third Party Patent Rights in the license granted to JBI under Section 4.1.1 if JBI agrees in writing to pay Isis (i) [***] and (ii) [***]. In the event JBI declines to pay Isis [***], nothing in this Agreement [***].

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6.9.3	Additional Core IP In-License Agreements.

(a)	JBI will promptly provide Isis written notice of any Additional Core IP JBI believes it has identified and Isis will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such Additional Core IP. If Isis obtains such a Third Party license, Isis will include such Additional Core IP in the license granted to JBI under Section 4.1.1, and any financial obligations under such Third Party agreement will be [***].

(b)	If, however, Isis elects not to obtain such a license to such Third Party intellectual property, Isis will so notify JBI, and JBI may obtain such a Third Party license and, subject to Section 6.8.2(d), JBI may offset an amount equal to [***]% of any [***] paid by JBI under such Third Party license against any [***] of this Agreement in such country for [***].

(c)	If it is unclear whether certain intellectual property identified by JBI pursuant to Section 6.9.3(a) is Additional Core IP under Section 6.9.3(b), Isis will send written notice to such effect to JBI, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is Additional Core IP. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether JBI is permitted to [***]. The costs of any Third Party expert engaged under this Section 6.9.3(c) will be paid by the Party against whose position the Third Party lawyer’s determination is made.

6.9.4	Other Third Party Payments.

(a)	Isis’ Third Party Agreements. Except as otherwise expressly agreed to by JBI under Section 6.9.2, after Option exercise, JBI will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by Isis.

(b)	JBI’s Third Party Agreements. Without limiting any applicable [***] under Section 6.9.3(b), JBI will be responsible for paying [***]% of the [***] arising under any Third Party agreements entered into by JBI as they apply to Products.

6.10	Invoices. Unless otherwise specified hereunder, JBI shall make payments required hereunder to Isis within [***] ([***]) days from the date an invoice is received by JBI provided that any invoiced costs are for fees or services that have been rendered by Isis plus Out of Pocket Expenses incurred by Isis and further subject to the invoice having been received by JBI. All invoices must reference a valid Purchase Order (PO) Number which JBI shall provide to Isis within [***] ([***]) days of any such contracted service after the Effective Date. Isis’ invoices will include Isis’ good faith estimate of the FTE cost incurred by Isis in performing the services and the amount of Out-of Pocket Expenses incurred and charged by Isis. Before Isis commences work, JBI and Isis will agree to a budget for the work JBI requests Isis to perform that will include Isis’ good faith estimate of the FTE cost plus Out of Pocket Expenses. Isis shall provide reasonable support for each invoice. Reasonable support means [***]. Invoices shall be sent to: Johnson & Johnson Shared Services, P.O. Box 16540, New Brunswick, NJ 08906-6540, United States, with a copy to Immunology TA Controller, c/o J&J PRD, PO Box 766, Welsh & McKean Road, Spring House 19477, or via www.ap.jnj.com if Isis is established with a web invoice account. JBI reserves the right to return to Isis unprocessed and unpaid those invoices that do not reference a valid P.O. number.

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6.11	Payments.

6.11.1	Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, JBI will make royalty payments to Isis under this Agreement within [***] days following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report showing on a Product-by Product and country-by-country basis the gross sales, the Net Sales, and a calculation of the amount of royalty due on such Net Sales. This report shall also include the exchange rates and other methodology used in converting Net Sales into US dollars from the currencies in which sales were made in order to determine the appropriate royalty tier and royalty. If no royalties are payable in respect of a given Calendar Quarter, JBI will submit a written royalty report to Isis so indicating together with an explanation as to why no such royalties are payable. In addition, on a Product-by-Product basis, beginning with the Calendar Quarter in which the First Commercial Sale for such Product is made and for each Calendar Quarter thereafter for the next [***] ([***]) years, JBI will (based on information JBI collects, and in a format JBI uses for its own internal planning and reporting purposes) provide Isis a preliminary non-binding report estimating the total Net Sales of, and royalties payable to Isis for Products projected for such Calendar Quarter. JBI will endeavor to provide such preliminary non-binding report within [***] Business Days following the end of each such Calendar Quarter; provided JBI will provide such preliminary non-binding report no later than [***] Business Days following the end of each such Calendar Quarter.

6.11.2	Mode of Payment. All payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Isis in writing, and (iii) non-creditable, irrevocable and non-refundable. With respect to sales of Product invoiced in a currency other than USD, such amounts and the amounts payable hereunder shall be expressed in their USD equivalent calculated as follows: For the upcoming Calendar Year, JBI shall provide: 1) a Currency Hedge Rate(s) to be used for the local currency of each country of the Territory and 2) the details of such Currency Hedge Rate(s) in writing to Isis not later than [***] business days after the Currency Hedge Rate(s) are available from the GTSC or its Affiliates, which is customarily at the end of October. Such Currency Hedge Rate(s) will remain constant throughout the upcoming calendar year. JBI shall use the Currency Hedge Rate(s) to convert Net Sales to USD for the purpose of calculating royalties and Sales Milestones.

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6.11.3	Records Retention. Commencing with the First Commercial Sale of a Product, JBI will keep complete and accurate records pertaining to the sale of Products for a period of [***] Calendar Years after the year in which such sales occurred, and in sufficient detail to permit Isis to confirm the accuracy of the Net Sales or royalties paid by JBI hereunder.

6.12	Audits. After Option exercise, during the Agreement Term and for a period of [***] Calendar Years thereafter, at the written request and expense of Isis, JBI will permit an independent certified public accountant of nationally recognized standing appointed by Isis and reasonably acceptable to JBI, at reasonable times and upon reasonable notice, but in no case more than [***], to examine such records at the location where such records are maintained as may be necessary for the sole purpose of verifying the calculation and reporting of milestones and Net Sales, and the correctness of any milestone and royalty payments made under this Agreement for any period within the preceding [***] Calendar Years. As a condition to examining any records of JBI, such auditor will sign a nondisclosure agreement reasonably acceptable to JBI in form and substance. Any and all records of JBI examined by such independent certified public accountant will be deemed JBI’s Confidential Information. The report of the independent public accountant shall be shared with JBI prior to distribution to Isis such that JBI can provide the independent public accountant with justifying remarks for inclusion in the report prior to sharing the conclusions of such independent public audit with Isis. Upon completion of the audit, the accounting firm will provide both JBI and Isis with a written report disclosing whether the royalty payments made by JBI are correct or incorrect, whether any milestone payment that became due during the audited period was timely reported and paid, and the specific details concerning any discrepancies (“Audit Report”). If, as a result of any inspection of the books and records of JBI, it is shown that JBI’s royalty payments under this Agreement were less than the royalty amount which should have been paid, and/or that any milestone payment was not paid when due or at all, then JBI will make all payments required to be made by paying Isis the difference between such amounts to eliminate any discrepancy revealed by said inspection within [***] days of receiving the Audit Report, with interest calculated in accordance with Section 6.14. If, as a result of any inspection of the books and records of JBI, it is shown that JBI’s payments under this Agreement were greater than the royalty amount which should have been paid, then JBI will receive a credit against future royalty payments due under Section 6.8 equal to the difference between the amounts paid by JBI and the royalty amounts which should have been paid. Isis will pay for such audit, except that if JBI is found to have underpaid Isis by more than [***]% of the amount that should have been paid, and/or not to have paid any milestone that should have been paid, JBI will reimburse Isis’ reasonable costs of the audit.

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6.13	Taxes.

6.13.1	Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

6.13.2	Isis will provide JBI with any and all tax forms in advance of the due dates that may be reasonably necessary in order for JBI to lawfully not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Following JBI’s timely receipt of such tax forms from Isis, JBI will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the applicable laws. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by applicable law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 6.13.2.

6.13.3	JBI will make all payments to Isis under this Agreement without deduction or withholding for Taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

6.13.4	Any Tax required to be withheld on amounts payable under this Agreement will be paid by JBI on behalf of Isis to the appropriate governmental authority, and JBI will furnish Isis with proof of payment of such Tax. Any such Tax required to be withheld will be an expense of and borne by Isis. If any such Tax is assessed against and paid by JBI, then Isis will indemnify and hold harmless JBI from and against such Tax unless the assessment and payment of such Tax is a result of acts or omissions by JBI.

6.13.5	JBI and Isis will cooperate with one another and use reasonable efforts to lawfully avoid or reduce withholding or similar obligations in respect of royalties, milestone payments and other payments made by the paying Party to the receiving party under this agreement, including but not limited to all documentation required by any taxing authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding Taxes or similar obligations. Within five Business Days of the Effective Date of this Agreement, Isis will deliver to JBI an accurate and complete Internal Revenue Service Form W-9.

6.13.6	The provisions of this Section 6.13 Are to be read in conjunction with the provisions of Section 12.4 below.

6.14	Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus 1% or (ii) the maximum rate permissible under applicable law.

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6.15	Paying Agent. Janssen Research & Development, L.L.C., an Affiliate of JBI acting as a paying agent for JBI, may make certain payments due under this Agreement.

ARTICLE 7.
INTELLECTUAL PROPERTY

7.1	Ownership.

7.1.1	Isis Technology and JBI Technology. As between the Parties, Isis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and JBI will own and retain all of its rights, title and interest in and to the JBI Know-How and JBI Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

7.1.2	Agreement Technology. As between the Parties, JBI is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of JBI or its Affiliates during the Drug Discovery Term (“JBI Program Know-How”) and any Patent Rights that claim or cover JBI Program Know-How (“JBI Program Patents” and together with the JBI Program Know-How, the “JBI Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by JBI to Isis under this Agreement. As between the Parties, Isis is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of Isis or its Affiliates during the Drug Discovery Term (“Isis Program Know-How”) and any Patent Rights that claim or cover such Know-How (“Isis Program Patents” and together with the Isis Program Know-How, the “Isis Program Technology”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by Isis to JBI under this Agreement. Any Know-How discovered, developed, invented or created jointly during the Drug Discovery Term by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf (“Jointly-Owned Program Know-How”), and any Patent Rights that claim or cover such Jointly-Owned Program Know-How (“Jointly-Owned Program Patents”, and together with the Jointly-Owned Program Know-How, the “Jointly-Owned Program Technology”), are owned jointly by JBI and Isis on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Program Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Jointly-Owned Program Technology. The JBI Program Patents, Isis Program Patents and Jointly-Owned Program Patents are collectively referred to herein as the “Program Patents.”

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7.1.3	Joint Patent Committee.

(a)	The Parties will establish a “Joint Patent Committee” or “JPC.” The JPC will serve as the primary contact and forum for discussion between the Parties with respect to intellectual property matters arising under this Agreement, and will cooperate with respect to the activities set forth in this 7.1.3. Isis’ obligation to participate in the JPC will terminate upon the end of the Drug Discovery Term. Thereafter, Isis will have the right, but not the obligation, to participate in JPC meetings. If the JPC dissolves, each Party will designate a patent attorney who will be responsible for intellectual property matters under this Agreement. A strategy will be discussed with regard to (i) prosecution and maintenance, defense and enforcement of Isis Product-Specific Patents that would be or are licensed to JBI under Section 4.1.1 in connection with a Product and JBI Product-Specific Patents, (ii) defense against allegations of infringement of Third Party Patent Rights, (iii) licenses to Third Party Patent Rights or Know-How, and (iv) the timing and subject matter of any potential publications regarding a Drug Discovery Program, in each case to the extent such matter would be reasonably likely to have a material impact on the Agreement or the licenses granted hereunder, which strategy will be considered in good faith by the Party entitled to prosecute, enforce and defend such Patent Rights, as applicable, hereunder, but will not be binding on such Party.

(b)	In addition, the Joint Patent Committee will be responsible for the determination of inventorship of Program Patents in accordance with United States patent laws. In case of a dispute in the Joint Patent Committee (or otherwise between Isis and JBI) over inventorship of Program Patents, if the Joint Patent Committee cannot resolve such dispute, even after seeking the JRC’s input, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties.

(c)	The JPC will comprise an equal number of members from each Party. The Joint Patent Committee will meet as often as agreed by them (and at least semi-Annually), to discuss matters arising out of the activities set forth in this 7.1.3. The JPC will determine the JPC operating procedures at its first meeting, including the JPC’s policies for replacement of JPC members, and the location of meetings, which will be codified in the written minutes of the first JPC meeting. To the extent reasonably requested by either Party, the Joint Patent Committee will solicit the involvement of more senior members of their respective legal departments (up to the most senior intellectual property attorney, where appropriate) with respect to critical issues, and may escalate issues to the Executives for input and resolution pursuant to Section 12.1. Each Party’s representatives on the Joint Patent Committee will consider comments and suggestions made by the other in good faith. If either Party deems it reasonably advisable, the Parties will enter into a mutually agreeable common interest agreement covering the matters contemplated by this Agreement. Each party shall bear their own cost of participation on the JPC.

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7.2	Prosecution and Maintenance of Patents.

7.2.1	Patent Filings. The Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in Section 7.2.2 and Section 7.2.3 will endeavor to obtain patent protection for the applicable Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice but reasonably acceptable to the other Party, in such countries as the responsible Party sees fit.

7.2.2	Licensed Patents and JBI Patents.

(a)	Licensed Patents In General. Prior to exercise of an Option, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Licensed Patents that are the subject of such Option, subject to Section 7.2.2(b), Section 7.2.3 and Section 7.2.4. During the Agreement Term, Isis will control and be responsible for all aspects of the Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, and Isis Formulation Patents.

(b)	Licensed Patents After Option Exercise. After JBI exercises its Option for a particular Drug Discovery Program, JBI will control and be responsible for all aspects of the Prosecution and Maintenance of all Isis Product-Specific Patents and Jointly-Owned Program Patents that cover Products under such Research project to the same extent Isis had the right to control and was responsible for such Prosecution and Maintenance immediately prior to such Option exercise, subject to Section 7.2.3 and Section 7.2.4, and will grant Isis the license set forth in Section 4.2.2.

(c)	JBI Patents. JBI will control and be responsible for all aspects of the Prosecution and Maintenance of all JBI Patents, subject to Section 7.2.3 and Section 7.2.4.

7.2.3	Jointly-Owned Program Patents. Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that are not Product Specific Patents. Prior to exercise of an Option, Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that are Product Specific Patents and the subject of such Option. After exercise of an Option, JBI will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that are Product Specific Patents and are the subject of such exercised Option.

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7.2.4	Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)	Each Party will keep the other Party informed through the Joint Patent Committee as to material developments with respect to the Prosecution and Maintenance of the Product-Specific Patents or Jointly-Owned Program Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 7.2.2, Section 7.2.3 or this Section 7.2.4, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)	If JBI elects (a) not to file and prosecute patent applications for the Jointly-Owned Program Patent Rights or Isis Product-Specific Patents that have been licensed or assigned to JBI under this Agreement or the JBI Product-Specific Patents (“JBI-Prosecuted Patents”) in a particular country, (b) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any JBI-Prosecuted Patent in a particular country, or (c) not to file and prosecute patent applications for the JBI-Prosecuted Patent in a particular country following a written request from Isis to file and prosecute in such country, then JBI will so notify Isis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Isis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and Isis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such JBI-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, JBI will cooperate with Isis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such JBI-Prosecuted Patent in such country in Isis’ own name, but only to the extent that JBI is not required to take any position with respect to such abandoned JBI-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by JBI under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Isis assumes responsibility for the Prosecution and Maintenance of any such JBI-Prosecuted Patent under this Section 7.2.4(b), Isis will have no obligation to notify JBI if Isis intends to abandon such JBI-Prosecuted Patent.

(c)	If, during the Agreement Term, Isis intends to abandon any Isis Product-Specific Patent for which Isis is responsible for Prosecution and Maintenance without first filing a continuation or substitution, then, if the applicable Option Deadline has not passed, Isis will notify JBI of such intention at least 60 days before such Patent Right will become abandoned, and JBI will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice. Notwithstanding anything to the contrary in this Agreement, if JBI assumes responsibility for the Prosecution and Maintenance of any such Isis Product-Specific Patent under this Section 7.2.4(c), JBI will have no obligation to notify Isis if JBI intends to abandon such Isis Product-Specific Patent.

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(d)	The Parties, through the Joint Patent Committee, will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Program Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

(e)	If the Party responsible for Prosecution and Maintenance pursuant to Section 7.2.3 intends to abandon such Jointly-Owned Program Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least 60 days before such Jointly-Owned Program Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-Owned Program Patents. If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Program Patents under this Section 7.2.4(e), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Program Patents.

(f)	In addition, the Parties will consult, through the Joint Patent Committee, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

7.3	Patent Costs.

7.3.1	Jointly-Owned Program Patents. Unless the Parties agree otherwise, Isis and JBI will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Program Patents; provided that, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Program Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Program Patents.

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7.3.2	Licensed Patents and JBI Patents. Except as set forth in Section 7.2.4 and Section 7.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 7.2; provided, however, that after Option exercise, JBI will be solely responsible for Patent Costs arising from the Prosecution and Maintenance of the Isis Product-Specific Patents.

7.4	Defense of Claims Brought by Third Parties.

7.4.1	If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Product, (a) Isis will have the first right, but not the obligation, to defend against any such Proceeding initiated prior to Option exercise at its sole cost and expense and (b) JBI will have the first right, but not the obligation, to defend against any such Proceeding initiated after Option exercise at its sole cost and expense. If the Party having the first right to defend against such Proceeding (the “Lead Party”) elects to defend against such Proceeding, then the Lead Party will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed). The other Party will reasonably assist the Lead Party in defending such Proceeding and cooperate in any such litigation at the request and expense of the Lead Party. The Lead Party will provide the other Party with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 7.4, and the Lead Party will keep the other Party apprised of the progress of such Proceeding. If the Lead Party elects not to defend against a Proceeding, then the Lead Party will so notify the other Party in writing within 60 days after the Lead Party first receives written notice of the initiation of such Proceeding, and the other Party (the “Step-In Party”) will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter the Step-In Party will have the sole right to direct the defense thereof, including the right to settle such claim. In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 7.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 7.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

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7.4.2	Discontinued Product. If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Discontinued Product, Isis will have the first right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. JBI will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Isis will provide JBI with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which Isis becomes aware and that is of the type described in this Section 7.4.2, and Isis will promptly furnish JBI with a copy of each communication relating to the alleged infringement received by Isis.

7.4.3	Interplay Between Enforcement of IP and Defense of Third Party Claims. Notwithstanding the provisions of Section 7.4.1 and Section 7.4.2, to the extent that a Party’s defense against a Third Party claim of infringement under this Section 7.4 involves (i) the enforcement of the other Party’s Know-How or Patent Rights, or (ii) the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, then, in each case, the general concepts of Section 7.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other Party will have a step-in right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

7.5	Enforcement of Patents Against Competitive Infringement.

7.5.1	Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party to which such Party does not owe any obligation of confidentiality with respect to any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product directed against the RNA that encodes a Collaboration Target in the Field (“Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 7.5.7 below, such written notice will be given within 10 days.

7.5.2	Prior to Option Exercise. For any Competitive Infringement with respect to a Product occurring after the Effective Date but before Option exercise, Isis will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto, by counsel of its own choice, and JBI will have the right to be represented in that action by counsel of its own choice at its own expense, however, Isis will have the sole right to control such litigation. Isis will provide JBI with prompt written notice of the commencement of any such Proceeding, and Isis will keep JBI apprised of the progress of such Proceeding. If Isis fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, which extension will apply only in the event that Isis has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), JBI will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice; provided that Isis will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, Isis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.2 to the extent involving any the Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, or Isis Formulation Patents.

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7.5.3	Following Option Exercise. For any Competitive Infringement with respect to a particular Product (except for a Discontinued Product) occurring after Option exercise, so long as part of such Proceeding JBI also enforces any Patent Rights Controlled by JBI being infringed that Cover the Product, then JBI will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the Isis Product Specific Patents with respect thereto by counsel of its own choice at its own expense, and Isis will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, JBI will have the right to control such litigation. If JBI fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90-day extension to conclude negotiations, if JBI has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Isis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and JBI will have the right to be represented in any such action by counsel of its own choice at its own expense. Isis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.3 to the extent involving any Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, or Isis Formulation Patents.

7.5.4	Joinder.

(a)	If a Party initiates a Proceeding in accordance with this Section 7.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 7.5.5, the costs and expenses of each Party incurred pursuant to this Section 7.5.4(a) will be borne by the Party initiating such Proceeding.

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(b)	If one Party initiates a Proceeding in accordance with this Section 7.5.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

7.5.5	Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.5 will be shared as follows:

(a)	the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)	any remaining proceeds constituting direct or actual damages for acts of infringement occurring prior to JBI’s exercise of the Option will be (i) [***]; or (ii) [***]; then

(c)	any remaining proceeds constituting direct or actual damages for acts of infringement occurring after JBI’s exercise of the Option [***]; then

(d)	any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: the Party initiating the Proceeding will receive and retain [***]% of such proceeds and the other Party will receive and retain [***]% of such proceeds.

7.5.6	Settlement. Notwithstanding anything to the contrary under this Section 7.5.6 neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this 7.5.6 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right.

7.5.7	35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 7.5, solely with respect to Licensed Patents that have not been assigned to JBI under this Agreement for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 7.5.2 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

7.6	Other Infringement.

7.6.1	Jointly-Owned Program Patents. With respect to the infringement of a Jointly-Owned Program Patent which is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) any remaining proceeds constituting direct damages will be [***], and (iii) any remaining proceeds constituting punitive or treble damages will be allocated as follows: (A) if the Parties jointly initiate a Proceeding pursuant to this Section 7.6.1, each Party will receive [***]% of such proceeds; and (B) if only one Party initiates the Proceeding pursuant to this Section 7.6.1, such Party will receive [***]% of such proceeds and the other Party will receive [***]% of such proceeds.

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7.6.2	Patents Solely Owned by Isis. Isis will retain all rights to pursue an infringement of any Patent Right solely owned by Isis which is other than a Competitive Infringement and Isis will retain all recoveries with respect thereto.

7.6.3	Patents Solely Owned by JBI. JBI will retain all rights to pursue an infringement of any Patent Right solely owned by JBI which is other than a Competitive Infringement and JBI will retain all recoveries with respect thereto.

7.7	Patent Listing. JBI will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Product. Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patent Rights, and JBI will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the Joint Patent Committee for any such listing. Notwithstanding the preceding sentence, JBI will retain final decision-making authority as to the listing of all applicable Patent Rights for the Product that are not Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, or Isis Formulation Patents, regardless of which Party owns such Patent Rights.

7.8	Joint research agreement under the Leahy-Smith America Invents Act. In the event that a Party intends to so invoke the Leahy-Smith America Invents Act, once agreed to by the other Party, it will notify the other Party and the Parties shall use reasonable efforts to cooperate and coordinate their activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h)

7.9	Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this Section 7.9 will be subject to the Third Party rights and obligations under any (i) New Third Party License the restrictions and obligations of which JBI has agreed to under Section 6.9.2, (ii) Prior Agreements, and (iii) Isis In-License Agreements; provided, however, that, to the extent that Isis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to JBI hereunder and, this Agreement purports to grant any such rights to JBI, Isis will act in such regard with respect to such Patent Rights at JBI’s direction.

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7.10	Additional Right and Exceptions. Notwithstanding any provision of this Section 7.10, Isis retains the sole right to Prosecute and Maintain Isis Core Technology Patents and Isis Manufacturing and Analytical Patents during the Agreement Term and to control any enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Isis and Covering the Isis Core Technology Patents or Isis Manufacturing and Analytical Patents is at risk.

7.11	Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension wherever applicable to the Product. After exercising an Option, JBI will determine which relevant patents will be extended.

7.12	Rights in Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the "Bankruptcy Code") licenses of rights to "intellectual property" as defined in Section 101(56) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, will be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects in writing to continue, and continues, to perform all of its obligations under this Agreement.

ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

8.1.1	such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2	such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

8.1.3	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

8.1.4	the execution, delivery and performance of this Agreement by such Party will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

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8.1.5	no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements; and

8.1.6	it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in the conduct of the Pre-Clinical Studies or Clinical Studies of the Product and its activities under each Drug Discovery Program.

8.2	Representations and Warranties of Isis. Isis hereby represents and warrants to JBI, as of the Effective Date, that:

8.2.1	To the best of its knowledge and belief, there are no additional licenses (beyond those that would be granted to JBI under Section 4.1.1 upon the exercise of the Option for a Product arising under the Drug Discovery Programs) under any intellectual property owned or Controlled by Isis or its Affiliates as of the Effective Date that would be required in order for JBI to further Develop and Commercialize a Product.

8.2.2	Schedule 8.2.2(a), Schedule 8.2.2(b), Schedule 8.2.2(c) and Schedule 8.2.2(d) set forth true, correct and complete lists of all Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, and Isis Formulation Patents that apply to the Compounds contemplated under the Drug Discovery Programs as of the Effective Date (the “Isis Platform Technology”), respectively, and indicates whether each such Patent Right is owned by Isis or licensed by Isis from a Third Party and if so, identifies the licensor or sublicensor from which the Patent Right is licensed. Isis Controls such Patent Rights existing as of the Effective Date and is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Patent Rights it purports to grant to JBI under this Agreement.

8.2.3	There are no claims, judgments or settlements against or owed by Isis or its Affiliates or pending against Isis or, to the best of Isis’ knowledge, threatened against Isis, in each case relating to the Isis Platform Technology or Collaboration Targets that would prevent Isis from performing the activities under this Agreement or from granting JBI the licenses under Section 4.1. To the best of Isis’ knowledge, there are no claims, judgments or settlements against or owed by any Third Party that is party to a Prior Agreement, or pending or threatened claims or litigation against any Third Party that is party to a Prior Agreement, in each case relating to the Isis Platform Technology or Collaboration Targets that would prevent Isis from performing the activities under this Agreement or from granting JBI the licenses under Section 4.1.

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8.2.4	At the Effective Date (a) there is no fact or circumstance known by Isis that would cause Isis to reasonably conclude that any Isis Core Technology Patent or Isis Manufacturing and Analytical Patent is invalid or un-enforceable, (b) there is no fact or circumstance known by Isis that would cause Isis to reasonably conclude the inventorship of each Isis Core Technology Patent or Isis Manufacturing and Analytical Patent is not properly identified on each patent, and (c) all official fees, maintenance fees and annuities for the Isis Core Technology Patent or Isis Manufacturing and Analytical Patent have been paid.

8.2.5	All Isis In-License Agreements are in full force and effect and have not been modified or amended. Neither Isis nor, to the best knowledge of Isis, the Third Party licensor in an Isis In-License Agreement is in default with respect to a material obligation under such Isis In-License Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Isis In-License Agreement.

8.3	Isis Covenants. Isis hereby covenants to JBI that, except as expressly permitted under this Agreement:

8.3.1	Isis will promptly amend Schedule 8.2.2(a), Schedule 8.2.2(b) and Schedule 8.2.2(c) and submit such amended Schedules to JBI if Isis becomes aware that any Isis Core Technology Patents, Isis Manufacturing and Analytical Patents or Isis Product-Specific Patents are not properly identified on such Schedule.

8.3.2	During the Agreement Term, Isis will maintain and not breach any Isis In-License Agreements and any agreements with Third Parties entered into after the Effective Date (“New Third Party Licenses”) that provide a grant of rights from such Third Party to Isis that are Controlled by Isis and are licensed or that Isis believes may become subject to a license from Isis to JBI for the Development Candidate under this Agreement;

8.3.3	Isis will promptly notify JBI of any material breach by Isis or a Third Party of any New Third Party License, and in the event of a breach by Isis, will permit JBI to cure such breach on Isis’ behalf upon JBI’s request;

8.3.4	Isis will not amend, modify or terminate any Isis In-License Agreement or New Third Party License in a manner that would adversely affect JBI’s rights hereunder without first obtaining JBI’s written consent, which consent may be withheld in JBI’s sole discretion; and

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8.3.5	all of Isis’ employees performing activities hereunder on behalf of Isis will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Isis as the sole owner thereof.

8.4	DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. JBI AND ISIS UNDERSTAND THAT EACH PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF EACH PRODUCT.

ARTICLE 9.

INDEMNIFICATION; INSURANCE

9.1	Indemnification by JBI. JBI will indemnify, defend and hold harmless Isis and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

9.1.1	the gross negligence or willful misconduct of JBI, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in connection with JBI’s performance of its obligations or exercise of its rights under this Agreement;

9.1.2	any breach of any representation or warranty or express covenant made by JBI under ARTICLE 8 or any other provision under this Agreement;

9.1.3	the Development or Manufacturing activities that are conducted by or on behalf of JBI or its Affiliates or Sublicensees; or

9.1.4	the Commercialization of a Product by or on behalf of JBI or its Affiliates or Sublicensees;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of Isis or its Affiliates, licensees, Sublicensees or contractors, and its or their respective directors, officers, employees and agents or other circumstance in each case for which Isis has an indemnity obligation pursuant to Section 9.2.

9.2	Indemnification by Isis. Isis will indemnify, defend and hold harmless JBI and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses arising out of or resulting from any and all Claims based upon:

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9.2.1	the gross negligence or willful misconduct of Isis, its Affiliates or Sublicensees or its or their respective directors, officers, employees and agents, in connection with Isis’ performance of its obligations or exercise of its rights under this Agreement;

9.2.2	any breach of any representation or warranty or express covenant made by Isis under ARTICLE 8 or any other provision under this Agreement; or

9.2.3	any development, manufacturing or commercialization activities that are conducted by or on behalf of Isis or its Affiliates or Sublicensees with respect to a Discontinued Product.

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of JBI or its Affiliates, licensees, Sublicensees or contractors and its or their respective directors, officers, employees and agents or other circumstance, in each case for which JBI has an indemnity obligation pursuant to Section 9.1.

9.3	Procedure. If a Person entitled to indemnification under Section 9.1 or Section 9.2 (an “Indemnitee”) seeks such indemnification, such Indemnitee will (i) inform the indemnifying Party in writing of a Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (ii) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle such Claim at the sole discretion of the indemnifying Party, provided that (A) such settlement or compromise does not admit any fault or negligence on the part of the Indemnitee, or impose any obligation on, or otherwise materially adversely affect, the Indemnitee or other Party and (B) the indemnifying Party first obtain the written consent of the Indemnitee with respect to such settlement, which consent will not be unreasonably withheld), (iii) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (iv) undertake reasonable steps to mitigate any Losses with respect to the Claim. The provisions of Section 7.4 will govern the procedures for responding to a Claim of infringement described therein. Notwithstanding anything in this Agreement to the contrary, the indemnifying Party will have no liability under Section 9.1 or Section 9.2, as the case may be, for Claims settled or compromised by the Indemnitee without the indemnifying Party’s prior written consent.

9.4	Insurance.

9.4.1	Isis’ Insurance Obligations. Isis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement.

9.4.2	JBI’s Insurance Obligations. JBI will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided, that, at a minimum, JBI will maintain, in force from [***] days prior to enrollment of the first patient in a Clinical Study, a clinical trials/product liability insurance policy providing coverage of at least $[***] per claim and $[***] Annual aggregate and, provided further that such coverage is increased to at least $[***] at least [***] days before JBI initiates the First Commercial Sale of a Product hereunder. JBI will furnish to Isis evidence of such insurance upon request. Notwithstanding the foregoing, JBI may self-insure to the extent that it self-insures for its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in JBI’s industry.

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9.5	LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 9, (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT UNDER THIS AGREEMENT, (c) A PARTY’S BREACH OF ARTICLE 2, OR A BREACH OF SECTION 10.3.4(a) BY JBI OR ITS AFFILIATES OR (d) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 10.
TERM; TERMINATION

10.1	Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will continue in full force and effect until the expiration of all payment obligations under this Agreement with respect to all Products in all countries; provided, however, that if every Option either (a) has expired as a result of JBI not providing Isis a written notice stating JBI is exercising such Option and paying Isis the applicable license fee under Section 6.4 by the applicable Option Deadline, or (b) has been terminated prior to Option exercise pursuant to Section 10.2.1 or 10.2.2, then this Agreement will expire on the expiration or termination, as applicable, of the last Option.

The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 10.1 is the “Agreement Term.”

10.2	Termination of the Agreement.

10.2.1	JBI’s Termination for Convenience. At any time following payment by JBI of the upfront fee under Section 6.1, subject to Section 10.3.1 below, JBI will be entitled to terminate this Agreement as a whole, or terminate this Agreement in part with respect to a particular Drug Discovery Program and applicable Collaboration Target, for convenience by providing 90 days written notice to Isis of such termination.

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10.2.2	Termination for Material Breach.

(a)	JBI’s Right to Terminate. If JBI believes that Isis is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under Section 1.2.5, which is governed by Section 10.2.3 below), then JBI may deliver notice of such material breach to Isis. If the breach is curable, Isis will have 60 days to cure such breach. If Isis fails to cure such breach within the 60 day period, or if the breach is not subject to cure, JBI may terminate this Agreement as a whole, or terminate this Agreement in part with respect to the particular Program affected by such breach, and the applicable Collaboration Target, by providing written notice to Isis. Without limiting the foregoing, breach by a Party of ARTICLE 2 of this Agreement constitutes a material breach of this Agreement with respect to the Program affected by such breach and the applicable Collaboration Target.

(b)	Isis’ Right to Terminate. If Isis believes that JBI is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under Section 1.2.5, Section 5.1 or Section 5.2, which is governed by Section 10.2.3 below), then Isis may deliver notice of such material breach to JBI. If the breach is curable, JBI will have 60 days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within 30 days following such notice). If JBI fails to cure such breach within the 60 day or 30 day period, as applicable, or if the breach is not subject to cure, Isis in its sole discretion may terminate this Agreement with respect to the Drug Discovery Program(s) and the applicable Collaboration Target(s) affected by such breach by providing written notice thereof to JBI. To the extent such material breach is uncured for one Drug Discovery Program, the remaining active Drug Discovery Programs for which there is no uncured material breach shall remain in effect.

10.2.3	Remedies for Failure to Use Commercially Reasonable Efforts.

(a)	If Isis, in JBI’s reasonable determination, fails to use Commercially Reasonable Efforts in the activities contemplated in Section 1.2.5 prior to Option exercise with respect to a particular Drug Discovery Program or with respect to other agreed-upon activities to be performed by Isis associated with the research, Development, or Commercialization of a Product, under this Agreement, JBI will notify Isis and, within 30 days thereafter, Isis and JBI will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Isis’ use of Commercially Reasonable Efforts in Section 1.2.5 or for activities otherwise agreed upon by Isis under this Agreement. Following such a meeting, if Isis fails to use Commercially Reasonable Efforts as contemplated by Section 1.2.5 with respect to such Drug Discovery Program, then subject to Section 10.2.4 below, JBI will have the right to terminate this Agreement as it relates to the applicable Drug Discovery Program.

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(b)	If JBI, in Isis’ reasonable determination, fails to use Commercially Reasonable Efforts under Section 1.2.5, Section 5.1 or Section 5.2 with respect to a Product or Drug Discovery Program above, Isis will notify JBI and, within 30 days thereafter, Isis and JBI will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to JBI’s use of Commercially Reasonable Efforts in Section 1.2.5, Section 5.1 or Section 5.2. Following such a meeting, if JBI fails to use Commercially Reasonable Efforts with respect to the applicable Product or Drug Discovery Program as contemplated by Section 1.2.5, Section 5.1 or Section 5.2, then subject to Section 10.2.4 below, Isis will have the right, at its sole discretion, to terminate this Agreement as it relates to such Product or Drug Discovery Program.

10.2.4	Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 10.2.2 or Section 10.2.3 disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within such 60 day period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.2 or Section 10.2.3, as applicable, unless and until it has been determined in accordance with Section 12.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within 30 days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

10.2.5	Termination for Patent Challenge. Isis may terminate this Agreement, if JBI disputes, [***] validity [***], provided however that, [***] Isis shall not have the right to terminate if [***]:

(a) JBI asserts invalidity as a defense in any court proceeding bought by Isis asserting infringement of a granted Patent within the Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, or [***]; or

(b) JBI (i) acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against a granted Patent within the Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, or Isis Formulation Patents or (ii) licenses a product for which Isis has an existing challenge, whether in a court or administrative proceeding, against [***].

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10.2.6	Termination for Insolvency. Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

10.3	Consequences of Expiration or Termination of the Agreement.

10.3.1	In General. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 at any time and for any reason, the following terms will apply to any Drug Discovery Program that is the subject of such expiration or termination:

(a)	Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct activities under a surviving Drug Discovery Program. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

(b)	Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. For purposes of clarification, milestone payments under ARTICLE 6 accrue as of the date the applicable Milestone Event is achieved even if the payment is not due at that time.

(c)	Survival. The following provisions of this Agreement will survive the expiration or termination of this Agreement: Section 4.1.2(c) (Effect of Termination on Sublicenses), Section 4.2.2, Section 6.11.3 (Records Retention), Section 6.12 (Audits), Section 7.1.1 (Isis Technology and JBI Technology), Section 7.1.2 (Agreement Technology), Section 8.4 (Disclaimer), ARTICLE 9 (Indemnification; Insurance), Section 10.2.5 (Termination for Insolvency), Section 10.3 (Consequences of Expiration or Termination of the Agreement), ARTICLE 11 (Confidentiality), ARTICLE 12 (Miscellaneous) and Appendix 1 (Definitions) (to the extent definitions are embodied in the foregoing listed Articles and Sections).

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10.3.2	Perpetual, Royalty-Free Non-Exclusive License. If JBI has exercised its Option for a particular Drug Discovery Program, then upon expiration of the Royalty Period in all countries in which the applicable Products are being or have been sold, Isis will and hereby does grant to JBI a perpetual, nonexclusive, worldwide, royalty-free, fully paid-up, sublicensable license under the Isis Know-How to Manufacture, Develop and Commercialize any Product under such Drug Discovery Program.

10.3.3	Termination Before Option Exercise. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 before Option exercise, then, in addition to the terms set forth in Section 10.3.1, the following terms will apply to each Drug Discovery Program that is the subject of such expiration or termination:

(a)	JBI’s Option under Section 3.1 will expire and Isis will be free to Develop and Commercialize Compounds included in such Drug Discovery Program on its own or with a Third Party.

(b)	Neither Party will have any further obligations under Section 2.1 of this Agreement with respect to the terminated Drug Discovery Program(s).

(c)	To the extent requested by Isis, JBI will promptly transfer to Isis all data, results and information (including JBI’s Confidential Information and any regulatory documentation (including drafts)) related to the terminated Drug Discovery Program(s) in the possession of JBI and its contractors to the extent such data, results and information were generated by or on behalf of JBI under this Agreement.

(d)	Except as explicitly set forth in Section 10.3.1(a), Section 10.3.1(b) or Section 10.3.1(c), JBI will have no further rights and Isis will have no further obligations with respect to each terminated Drug Discovery Program.

10.3.4	Termination After Option Exercise. If this Agreement is terminated by a Party in accordance with this ARTICLE 10 after Option exercise, then, in addition to the terms set forth in Section 10.3.1, the following terms will apply to any Pre-Clinical Development Program that is the subject of such termination:

(a)	The applicable licenses granted by Isis to JBI under this Agreement will terminate and JBI, its Affiliates and Sublicensees will cease selling the applicable Products.

(b)	Neither Party will have any further obligations under Section 2.1 of this Agreement with respect to the terminated Pre-Clinical Development Program(s).

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(c)	Except as explicitly set forth in Section 10.3.1(a), JBI will have no further rights and Isis will have no further obligations with respect to the terminated Pre-Clinical Development Program.

(d)	If (y) JBI terminates the Agreement under Section 10.2.1 (JBI’s Termination for Convenience) or (z) Isis terminates this Agreement under Section 10.2.2(b) (Isis’ Right to Terminate) or Section 10.2.3 (Remedies for Failure to Use Commercially Reasonable Efforts), then the following additional terms will also apply solely with respect to the terminated Pre-Clinical Development Program(s):

(i)	JBI will grant to Isis a sublicensable, worldwide, royalty bearing exclusive license or sublicense, as the case may be, to all JBI Technology Controlled by JBI as of the date of such reversion that Covers the applicable Discontinued Product(s) solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the applicable Discontinued Product(s) in the Field (such license will be sublicensable by Isis in accordance with Section 4.1.2, mutatis mutandis);

(ii)	For each Discontinued Product for which JBI, its Affiliate or Sublicensee has [***], Isis or any sublicensee or collaborator shall pay to JBI a royalty on net sales made by Isis or its Affiliates or sublicensee of such Discontinued Product according to the following: (a) if neither [***] prior to termination: [***]% of Net Sales, (b) if JBI, its Affiliate or Sublicensee [***] for such Discontinued Product prior to termination: [***]% of Net Sales, (c) if JBI, its Affiliate or Sublicensee [***] for such Discontinued Product prior to termination: [***]% of Net Sales, and (d) if JBI, its Affiliate or Sublicensee [***] for such Discontinued Product prior to termination: [***]% of Net Sales; provided (A) if (i) Isis enters an arms-length license agreement with a Third Party with respect to a Discontinued Product and (ii) the definition of Net Sales is different in such license agreement than as described above, then, the Parties will use the definition described in the Third Party license for the calculation of royalties under this Section 10.3.4(d)(ii); and (B) Sections 6.8.2, 6.10, 6.12 and 6.14 will govern the payment of royalties from Isis to JBI under this Section 10.3.4(d)(ii), mutatis mutandis.

(iii)	JBI will assign to Isis any Product-Specific Patent Rights and Isis’ interest in any Jointly-Owned Program Patents that, in each case relate to the applicable Discontinued Product(s) previously assigned by Isis to JBI under this Agreement;

(iv)	JBI will transfer to Isis for use with respect to the Development and Commercialization of the applicable Discontinued Product(s), any Know-How data, results, regulatory information, filings, and files in the possession of JBI as of the date of such reversion to the extent related to such Discontinued Product(s), and any other information or material specified in Section 4.4;

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(v)	JBI will license to Isis any trademarks that are specific to a Discontinued Product(s) solely for use with such Discontinued Product(s), in accordance with Section 4.1.5, mutatis mutandis; provided, however, that in no event will JBI have any obligation to license to Isis any trademarks used by JBI both in connection with the Product and in connection with the sale of any other product or service, including any JBI- or JBI-formative marks; and

(vi)	Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Program Patents arising from the terminated Pre-Clinical Development Program (or the corresponding Drug Discovery Program), and JBI will provide Isis with (and will instruct its counsel to provide Isis with) all of the information and records in JBI’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Program Patents; provided, however, if Isis intends to abandon any such Jointly-Owned Program Patents without first filing a continuation or substitution, then Isis will notify JBI of such intention at least 60 days before such Patent Right will become abandoned, and JBI will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

(e)	If Isis terminates this Agreement due to JBI’s material breach or JBI terminates this Agreement for convenience, upon Isis’ written request pursuant to a mutually agreed supply agreement, JBI will sell to Isis any bulk API, Clinical Supplies and Finished Drug Product in JBI’s possession at the time of such termination, at a price equal to JBI’s cost at the time of manufacture.

(f)	To the extent requested by Isis, JBI will promptly assign to Isis any manufacturing agreements identified by Isis solely to the extent related to the applicable Discontinued Products to which JBI is a party.

ARTICLE 11.
CONFIDENTIALITY

11.1	Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or its Affiliates or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof (collectively, “Confidential Information”).

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11.2	Prior Confidentiality Agreement Superseded. As of the Effective Date, this Agreement supersedes the Confidential Disclosure Agreement executed by Isis and JBI on July 30, 2014 (including any and all amendments thereto). All information exchanged between the Parties under such Confidential Disclosure Agreement will be deemed Confidential Information hereunder and will be subject to the terms of this ARTICLE 11.

11.3	Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement; (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 11.4 below), complying with applicable governmental regulations, obtaining Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing the Product, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential lenders, investors, merger partners, acquirers, consultants, or professional advisors on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; or (v) as mutually agreed to in writing by the Parties.

11.4	Press Release; Publications; Disclosure of Agreement.

11.4.1	Announcement of Transaction. On or promptly after the Effective Date, the Parties will issue a public announcement of the execution of this Agreement in form and substance mutually agreed by the Parties and included in Schedule 11.4.

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11.4.2	Other Disclosures. Except to the extent required to comply with applicable law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 11.4, neither Party nor such Party’s Affiliates will make any public announcements, press releases or other public disclosures concerning a Drug Discovery Program, a Product, this Agreement or the terms or the subject matter hereof without the prior written consent of the other, which will not be unreasonably withheld, conditioned or delayed.

11.4.3	Use of Name. Except as set forth in Section 11.4.8, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

11.4.4	Notice of Significant Events. Each party will immediately notify (and provide as much advance notice as possible, but at a minimum two Business Days advance notice to) the other Party of any event materially related to a Product (including in such notice any disclosure of starting/stopping of a Clinical Study, clinical data or results, material regulatory discussions, filings, Approval or JBI’s sales projections) so the Parties may analyze the need for or desirability of publicly disclosing or reporting such event.

11.4.5	JBI Disclosures After Option Exercise. After Option if JBI intends to make a press release or similar public communication disclosing regulatory discussions, the efficacy or safety data or results related to such Product or JBI’s sales projections, (i) JBI will submit such proposed communication to Isis for review at least two Business Days in advance of such proposed public disclosure, (ii) Isis will have the right to review and recommend changes to such communication, and (iii) JBI will in good faith consider any changes that are timely recommended by Isis.

11.4.6	Scientific or Clinical Presentations. The Parties agree to use Commercially Reasonable Efforts to control public scientific disclosures of results of the Development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results. The Parties will establish a procedure for publication review and each Party will first submit to the other Party through the Joint Patent Committee an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least 45 days prior to submission for publication including to facilitate the publication of any summaries of Clinical Studies data and results as required on the clinical trial registry of each respective Party. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the Drug Discovery Programs. If, during such 45-day period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if at any time during such 45-day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the Development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to 60 days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication.

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11.4.7	Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or the Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

11.4.8	Acknowledgment. JBI will acknowledge in any press release, public presentation or publication regarding the collaboration or a Product, Isis’ role in discovering and developing the Product, that the Product is under license from Isis and otherwise acknowledge Isis’ contributions, and Isis’ stock ticker symbol (Nasdaq: ISIS). Isis may include the Product (and identify JBI as its partner for the Product) in Isis’ drug pipeline.

ARTICLE 12.
MISCELLANEOUS

12.1	Dispute Resolution.

12.1.1	General. The Parties recognize that a dispute may arise relating to this Agreement ("Dispute"). Except as set forth in Section 12.1.5 any Dispute, including Disputes that may involve the parent company, subsidiaries, or affiliates under common control of any Party, shall be resolved in accordance with this Section 12.

12.1.2	Continuance of Rights and Obligations During Pendency of Dispute Resolution. If there are any Disputes in connection with this Agreement, including Disputes related to termination of this Agreement under Section 10, all rights and obligations of the Parties shall continue until such time as any Dispute has been resolved in accordance with the provisions of this Section 12.

12.1.3	Escalation. Subject to Section 12.1.5, any claim, Dispute, or controversy as to the breach, enforcement, interpretation or validity of this Agreement will be referred to the Global Therapeutic Area Head, Immunology of JBI and the Chief Operating Officer of Isis (the “Executives”) for attempted resolution. In the event the Executives are unable to resolve such Dispute within 30 days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 12.1.4, except as expressly set forth in Section 12.1.5 or Section 12.3.

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12.1.4	Arbitration.

(a)	If the Parties fail to resolve the Dispute through Escalation, and a Party desires to pursue resolution of the Dispute, the Dispute shall be submitted by either Party for resolution in arbitration pursuant to the then current CPR Non-Administered Arbitration Rules ("CPR Rules") (www.cpradr.org), except where they conflict with these provisions, in which case these provisions control. The arbitration will be held in Chicago, Illinois. All aspects of the arbitration shall be treated as confidential.

(b)	The arbitrators will be chosen from the CPR Panel of Distinguished Neutrals, unless a candidate not on such panel is approved by both Parties. Each arbitrator shall be a lawyer with at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. To the extent that the Dispute requires special expertise, the Parties will so inform CPR prior to the beginning of the selection process.

(c)	The arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the "screened" appointment procedure provided in CPR Rule 5.4. The chair will be chosen in accordance with CPR Rule 6.4.

(d)	If, however, the aggregate award sought by the Parties is less than $5 million and equitable relief is not sought, a single arbitrator shall be chosen in accordance with the CPR Rules.

(e)	Candidates for the arbitrator position(s) may be interviewed by representatives of the Parties in advance of their selection, provided that all Parties are represented.

(f)	The Parties agree to select the arbitrator(s) within 45 days of initiation of the arbitration. The hearing will be concluded within nine (9) months after selection of the arbitrator(s) and the award will be rendered within 60 days of the conclusion of the hearing, or of any post hearing briefing, which briefing will be completed by both sides within 45 days after the conclusion of the hearing. In the event the Parties cannot agree upon a schedule, then the arbitrator(s) shall set the schedule following the time limits set forth above as closely as practical.

(g)	The hearing will be concluded in ten hearing days or less. Multiple hearing days will be scheduled consecutively to the greatest extent possible. A transcript of the testimony adduced at the hearing shall be made and shall be made available to each Party.

(h)	The arbitrator(s) shall be guided, but not bound, by the CPR Protocol on Disclosure of Documents and Presentation of Witnesses in Commercial Arbitration (www.cpradr.org) ("Protocol"). The Parties will attempt to agree on modes of document disclosure, electronic discovery, witness presentation, etc. within the parameters of the Protocol. If the Parties cannot agree on discovery and presentation issues, the arbitrator(s) shall decide on presentation modes and provide for discovery within the Protocol, understanding that the Parties contemplate reasonable discovery.

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(i)	The arbitrator(s) shall decide the merits of any Dispute in accordance with the law governing this Agreement, without application of any principle of conflict of laws that would result in reference to a different law. The arbitrator(s) may not apply principles such as "amiable compositeur" or "natural justice and equity."

(j)	The arbitrator(s) are expressly empowered to decide dispositive motions in advance of any hearing and shall endeavor to decide such motions as would a United States District Court Judge sitting in the jurisdiction whose substantive law governs.

(k)	The arbitrator(s) shall render a written opinion stating the reasons upon which the award is based. The Parties consent to the jurisdiction of the United States District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction may act in the same fashion.

(l)	Each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute. Rule 14 of the CPR Rules does not apply to this Agreement.

(m)	EXCEPT IN THE CASE OF COURT ACTIONS PERMITTED BY SECTION 12.1.5 AND FOR CLAIMS NOT SUBJECT TO ARBITRATION PURSUANT TO SECTION 12.1.4 AS SET FORTH IN SECTION 12.1.5, EACH PARTY HERETO WAIVES: (1) ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY, (2) WITH THE EXCEPTION OF RELIEF MANDATED BY STATUTE, ANY CLAIM TO PUNITIVE, EXEMPLARY, MULTIPLIED, INDIRECT, CONSEQUENTIAL OR LOST PROFITS/REVENUES DAMAGES, AND (3) ANY CLAIM FOR ATTORNEY FEES, COSTS AND PREJUDGMENT INTEREST.

(n)	Each Party will bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the arbitrator; provided, however, the arbitrator will be authorized to determine whether a Party is the prevailing party, and if so, to award to that prevailing party reimbursement for any or all of its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the Administrator and the arbitrator.

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12.1.5	Injunctive Relief; Court Actions. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, without the posting of any bond or other security, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding. The Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive or equitable relief would be appropriate remedy. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patent Rights or other intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 12.1.4.

12.2	Governing Law; Jurisdiction; Venue; Service of Process. This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A., without reference to conflicts of laws principles.

12.3	Recovery of Losses. Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 9.1 or Section 9.2, and the offsets under Section 6.9.3(c)). Except for the offsets and credits explicitly set forth in Section 6.12, and Section 6.9.3(b) neither Party will have the right to set off any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

12.4	Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the prior written consent of the other, which will not be unreasonably withheld, delayed or conditioned, except that (i) Isis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without JBI’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction, and (ii) each Party may assign this Agreement and the rights, obligations and interests of such Party hereunder, without the other Party’s consent to any Third Party purchaser of all or substantially all of its assets or all or substantially all of its assets to which this Agreement relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction with a Third Party, provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring Third Party or the successor corporation (as applicable) by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring Third Party that existed prior to such transaction shall not be included in the technology licensed hereunder or otherwise subject to this Agreement; provided that if JBI transfers or assigns this Agreement to [***] described in this Agreement, then JBI (or such Affiliate), will [***] due Isis under ARTICLE 6 for the [***] (defined below) such that Isis receives [***].

The [***].

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To the extent Isis utilizes [***] in any year, Isis will [***] to JBI [***]. To assist JBI in determining when [***] pursuant to the foregoing sentence, beginning with the first Annual tax return for the year in which JBI [***] payment under this Section 12.4, and each year thereafter (including, for clarity, all years in which Isis [***], Isis will provide JBI with Isis’ Annual tax returns (federal and state) and, in years in which Isis utilizes [***], supporting documentation for such [***]. Notwithstanding the foregoing, if the [***].

12.4.1            Termination of Reporting Obligations Upon Isis Change of Control. If there is a change in control of Isis, JBI, at its discretion, may terminate all reporting obligations regarding the Development and/or Commercialization of any Products including reporting under the Information Sharing Committee, except in all cases JBI will continue to provide the reports, audit rights and other information required under Sections 6.10, 6.11, 6.12 and 6.13.

12.5	Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations, or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers. In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

12.6	Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Isis, addressed to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
Fax: 760-918-3592

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with a copy to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Fax: 760-268-4922

If to JBI, addressed to:	Janssen Research & Development, LLC
Murray McKinnon, PhD1400 McKean Road
Spring House, PA 19477
Mmckinno2@its.jnj.com

with a copy to:

Chief Patent Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attn: Brian Carey
Bcarey2@its.jnj.com

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

12.7	ISIS Reporting of This Agreement. Isis shall provide JBI with at least [***] ([***]) days written notice of any disclosure of this document to a Third Party or to a governmental authority. The Parties agree to promptly convene to discuss such disclosure and discuss, inter alia, the subject matter that may be redacted prior to such submission. Notwithstanding the foregoing, Isis may (i) disclose this Agreement to Isis’ legal counsel, auditors, and other professional advisors on a need-to-know basis, in each case where such advisors have agreed to confidentiality provisions no less restrictive than those of this Agreement, and (ii) may disclose the publicly available redacted version of this Agreement once such redacted version has been filed publicly with the SEC.

12.8	Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

12.9	Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

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12.10	Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.11	Entire Agreement. This Agreement, together with the Schedules and Appendices hereto, sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

12.12	Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party, and neither Party will represent that it has such authority.

12.13	Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

12.14	Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with U.S. Generally Accepted Accounting Principles (or any successor standard), consistently applied.

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12.15	Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.16	Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

12.17	Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules identifying the Licensed Technology are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

12.18	Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

12.19	Compliance with Laws. Each Party will, and will ensure that its Affiliates and Sublicensees will, comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer

Signature Page to Research Collaboration, Option and License Agreement

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

JANSSEN BIOTECH INC.

By:	/s/ John Wilson
Name:	John Wilson
Title:	Vice President, Janssen Biotech Inc.

Signature Page to Research Collaboration, Option and License Agreement

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List of Appendices and Schedules

Appendix 1 – Definitions

Appendix 2 – Development Candidate Checklist

Appendix 3 – J&J Universal Calendar

Schedule 1.6.1 – JRC Governance

Schedule 1.6.5 – Alliance Management Activities

Schedule 4.4.4 – Isis’ Fully Absorbed Cost of Goods Methodology

Schedule 5.2 – Specific Performance Milestone Events

Schedule 6.9.1 – Certain Isis In-License Agreements

Schedule 8.2.2(a) – Isis Core Technology Patents

Schedule 8.2.2(b) – Isis Manufacturing and Analytical Patents

Schedule 8.2.2(c) – Isis Product-Specific Patents

Schedule 8.2.2(d) – Isis Formulation Patents

Schedule 11.4 – Press Release

Schedule 8.2.2(e) – Prior Agreements

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Appendix 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“Acceptance” means, with respect to an NDA, MAA or JNDA filed for a Product, (a) in the United States, the receipt of written notice from the FDA in accordance with 21 C.F.R. §314.101(a)(2) that such NDA is officially “filed,” (b) in the European Union, receipt by JBI of written notice of acceptance by the EMA of such MAA for filing under the centralized European procedure in accordance with any feedback received from European Regulatory Authorities; provided that if the centralized filing procedure is not used, then Acceptance will be determined upon the acceptance of such MAA by the applicable Regulatory Authority in a Major Country in the EU, and (c) in Japan, receipt by JBI of written notice of acceptance of filing of such JNDA from the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“Additional Core IP” means Third Party intellectual property that is necessary to [***]; provided Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) [***].

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. For clarity, Regulus Therapeutics Inc. will not be deemed an “Affiliate” of Isis for the purposes of this Agreement under any circumstances.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 10.1.

“Alliance Manager” has the meaning set forth in Section 1.6.5.

“Annual” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with GMP (unless expressly stated otherwise) for a Product.

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

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 “Approval” means, with respect to a Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use, marketing and sale of such Product in such jurisdiction in accordance with Applicable Laws. In jurisdictions where the applicable Regulatory Authority sets the pricing or reimbursement authorizations necessary for the general marketing and sale of such Product in the marketplace, Approval will not be deemed to have occurred if the final approval to market and sell such Product is being withheld because JBI (or its Affiliate or Sublicensee) and the Regulatory Authority have not yet determined pricing or reimbursement even if all other approvals, licenses, registrations or authorizations necessary for marketing, sale or use of such Product in such jurisdiction have been obtained. “Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

“ASO” means a single-stranded or double-stranded oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is at least six bases long and is designed to hybridize to a nucleic acid transcript via the binding, partially or wholly, of such compound to the nucleic acid transcript.

“Audit Report” has the meaning set forth in Section 6.12.

“Autoimmune Diseases” is any of a number of diseases characterized by abnormal functioning of the immune system which causes the immune system to attack the body's own tissues. Crohn's disease and ulcerative Colitis which are inflammatory bowel diseases are included as autoimmune diseases for purposes of this Agreement.

“Bankruptcy Code” has the meaning set forth in Section 7.12.

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

“Calendar Quarter” means a financial quarter based on the J&J Universal Calendar for that year (a copy of which is attached hereto as Appendix 3) and is used for JBI’s internal and external reporting purposes; provided, however, that the first Calendar Quarter for the first Calendar Year extends from the Effective Date to the end of the then current Calendar Quarter and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of the Agreement.

“Calendar Year” means a year based on the J&J Universal Calendar for that year. The Last Calendar Year of the Term begins on the first day of the J&J Universal Calendar Year for the year during which termination or expiration of the Agreement will occur, and the last day of such Calendar Year will be the effective date of such termination or expiration.

“Claims” has the meaning set forth in Section 9.1.

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 “Clinical Study” or “Clinical Studies” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial or Phase IV Clinical Trial, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA or other similar marketing application.

“Clinical Supplies” means API and finished drug Product for use in a Clinical Study.

“CMO” means a Third Party contract manufacturer Manufacturing API, Clinical Supplies or Finished Drug Product for any purpose under this Agreement.

“Collaboration Target” means a gene target designated as a Collaboration Target pursuant to Section 1.2.

“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a Product following receipt of Approval for such Product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of the Product and studies to provide improved formulation and Product delivery, and launching and promoting such Product in each country.

“Commercializing Party” means (a) JBI, with respect to a Product that is being Developed and Commercialized by or on behalf of JBI, its Affiliates or Sublicensees hereunder, and (b) Isis, with respect to a Discontinued Product that is being Developed and Commercialized by or on behalf of Isis, its Affiliates or Sublicensees hereunder.

“Commercially Reasonable Efforts” means the carrying out of discovery, research, development or commercialization activities using good-faith commercially reasonable and diligent efforts that the applicable Party would reasonably devote to a compound or product of similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, regulatory authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, the patent and other proprietary position, the likelihood of Approval and other relevant scientific, technical and commercial factors. Without limiting any of the foregoing, Commercially Reasonable Efforts as it applies to JBI’s Development or Commercialization of a Product hereunder includes the use of Commercially Reasonable Efforts to perform the “General Activities” described in Schedule 5.2, and Commercially Reasonable Efforts as it applies to Isis’ Development of a Product hereunder includes use of Commercially Reasonable Efforts to adhere to the activities and timelines set forth in each Drug Discovery Plan and Development Plan.

“Competitive Infringement” has the meaning set forth in Section 7.5.1.

“Completion of PoC” means, on a Product-by-Product basis, when JBI receives the primary end-point data generated under the statistical analysis plan of the first PoC Study.

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 “Compound” means on a Drug Discovery Program-by-Drug Discovery Program basis, any ASO that is designed to bind to the RNA that encodes the applicable Collaboration Target, where such ASO is discovered by Isis prior to or in the performance of the Drug Discovery Plan, including each Development Candidate under such Drug Discovery Program.

“Confidential Information” has the meaning set forth in Section 11.1. “Confidential Information” does not include information that:

(a)	was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(c)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(d)	was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than Isis Supported Pass-Through Costs in the case of Isis, and other than JBI Supported Pass-Through Costs in the case of JBI), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for a license under such patent, the act of making, using or selling would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).

“CTD” has the meaning set forth in Section 5.4.1.

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 “Currency Hedge Rate(s)” is calculated as a weighted average hedge rate of the outstanding external foreign currency forward hedge contract(s) of Johnson & Johnson’s Global Treasury Services Center (GTSC) and its Affiliates with third party banks. The hedge contract(s) is entered into to protect the transactional foreign exchange risk exposures of JBI by reducing the impact of foreign currency volatility through a systematic buildup of a yearly Currency Hedge Rate(s).

“Develop,” “Developing” or “Development” means with respect to a Product, any and all discovery, characterization, or preclinical (including IND-Enabling Toxicology Studies), clinical, or regulatory activity with respect to the Product to seek Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including human clinical trials conducted after Approval of the Product to seek Approval for additional indications for the Product.

“Development Candidate” means a Compound that is reasonably determined by Isis’ Research Management Committee in accordance with Isis’ standard procedures for designating development candidates (and giving good faith consideration to the input of JBI’s representatives on the JRC) as ready to start IND-Enabling Toxicology Studies. The checklist Isis uses as of the Effective Date when reviewing potential development candidates for approval is attached hereto as Appendix 2.

“Development Candidate Data Package” means, with respect to a Development Candidate: [***].

“Development Plan” has the meaning set forth in Section 1.3.2(b).

“Disclosing Party” has the meaning set forth in Section 11.1.

“Discontinued Product” means a Product that is the subject of a termination under this Agreement.

“Dispositive Rejection Condition” has the meaning set forth in Section 1.2.3.

“Dispute” means any dispute arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement that cannot be resolved by the Parties.

“Drug Discovery Plan” has the meaning set forth in Section 1.3.2(b).

“Drug Discovery Program” has the meaning set forth in Section 1.2.

“Drug Discovery Term” has the meaning set forth in Section 1.5.1.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“EMA” means the European Medicines Agency and any successor entity thereto.

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 “European Union” or “EU” means each and every country or territory that is officially part of the European Union.

“Executives” has the meaning set forth in Section 12.1.1.

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means, except as may be limited under Section 4.1.4, the prophylactic or therapeutic use or form of administration of a Product for any indication.

“Finished Drug Product” means any drug product containing API as an active ingredient in finished bulk form for the Development or Commercialization by a Party under this Agreement.

“First Commercial Sale” means with respect to a Product, the first sale of such Product by JBI, its Affiliate or its Sublicensee to a Third Party in a particular country after Approval of the Product has been obtained in such country.

“Follow-On Agreement” has the meaning set forth in Section 2.1.2.

“Follow-On Compound” means, with respect to a given Compound for a given Collaboration Target, any ASO (other than the Development Candidate for such Collaboration Target) that is designed to bind to the RNA that encodes such Collaboration Target discovered by or on behalf of Isis following exercise of the applicable Option by JBI.

“FTE” means a total of 47 weeks or 1880 hours per year of work on the Development, Manufacturing or Commercialization of a Product carried out by employees of a Party having the appropriate relevant expertise to conduct such activities.

“FTE Rate” Means for a given Calendar Year the rate that Isis charges for a full time equivalent [***].

“Fully Absorbed Cost of Goods” means the reasonable and necessary internal and third party costs with no mark-up incurred by Isis in making or acquiring of product as determined using the methodology set forth in Schedule 4.4.4 fairly applied and as employed on a consistent basis throughout Isis’ operations and shall not include inter-company profits among Isis and its Affiliates. .

“GCP” means the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Code of Federal Regulations, ICH guidelines and applicable regulations, laws or rules as promulgated thereunder.

“Generic Product” means, with respect to a particular Product in a country, a generic or biosimilar pharmaceutical product, that is not produced, licensed or owned by JBI or any of its Affiliates, that:(a) contains the same, or a bioequivalent of the, active ingredient as a Product; and (b) is approved for use in such country by a regulatory authority through a regulatory pathway by referencing clinical data first submitted for obtaining regulatory approval for such Product. Generic Product includes any pharmaceutical products obtained via a bioequivalence or bioavailability showing such as those covered by section 505(b)(2) or under 505(j) of the U.S. Federal Food, Drug, and Cosmetic Act or an equivalent outside the United States.

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 “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable foreign regulatory standards.

“GMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

 “[***].

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND. IND-Enabling Toxicology Studies do not include chronic toxicology studies or reproductive toxicology studies.

“Indemnitee” has the meaning set forth in Section 9.3.

“Indication” means distinct, well-categorized disease or condition in humans for which a separate marketing authorization (or amendment to a marketing authorization) is required.

“Initiation” or “Initiate” means, with respect to any IND-Enabling Toxicology Study, dosing of the first animal subject in such IND-Enabling Toxicology Study and, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

“Integrated Development Plan” or “IDP” has the meaning set forth in Section 5.3.

“Isis” has the meaning set forth in the Preamble of this Agreement.

“Isis Core Technology Patents” means all Patent Rights owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Isis Product-Specific Patents or Isis Manufacturing and Analytical Patents. A list of Isis Core Technology Patents as of the Effective Date is set forth on Schedule 8.2.2(a) attached hereto.

“Isis Formulation Patents” means the Patent Rights listed on Schedule 8.2.2(d) attached hereto.

“Isis In-License Agreements” has the meaning set forth in Section 6.9.1(a).

“Isis Internal ASO Safety Database” has the meaning set forth in Section 5.6.

“Isis Know-How” means any Know-How, including any Jointly-Owned Program Know-How and Isis Program Know-How, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Know-How does not include the Isis Manufacturing and Analytical Know-How.

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 “Isis Manufacturing and Analytical Know-How” means Know-How, including Jointly-Owned Program Know-How, that relates to the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Manufacturing and Analytical Know-How does not include the Isis Know-How.

“Isis Manufacturing and Analytical Patents” means Patent Rights, including Jointly-Owned Program Patents, that claim methods and materials used in the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Manufacturing and Analytical Patents as of the Effective Date is set forth on Schedule 8.2.2(b) attached hereto. Isis Manufacturing and Analytical Patents do not include the Isis Product-Specific Patents or the Isis Core Technology Patents.

“Isis Platform Technology” has the meaning set forth in Section 8.2.2.

“Isis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Product-Specific Patents as of the Effective Date is set forth on Schedule 8.2.2(c) attached hereto.

“Isis Program Know-How” has the meaning set forth in Section 7.1.2.

“Isis Program Patents” has the meaning set forth in Section 7.1.2.

“Isis Supported Pass-Through Costs” means [***].

“JBI” has the meaning set forth in the Preamble of this Agreement.

“JBI Royalty” has the meaning set forth in Section 6.8.1.

“JBI Know-How” means any Know-How owned, used, developed by, or licensed to JBI or its Affiliates, in each case to the extent Controlled by JBI or its Affiliates on the Effective Date or at any time during the Agreement Term, but specifically excluding the JBI Program Know-How.

“JBI Patents” means any Patent Rights included in the JBI Technology.

“JBI Product-Specific Patents” means all Product-Specific Patents owned, used, developed by, or licensed to JBI or its Affiliates, in each case to the extent Controlled by JBI or its Affiliates on the Effective Date or at any time during the Agreement Term.

“JBI Program Know-How” has the meaning set forth in Section 7.1.2.

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 “JBI Program Patents” has the meaning set forth in Section 7.1.2.

“JBI Program Technology” has the meaning set forth in Section 7.1.2.

“JBI-Prosecuted Patents” has the meaning set forth in Section 7.2.4.

“JBI Supported Pass-Through Costs” means [***].

“JBI Technology” means the JBI Program Technology, Jointly-Owned Program Technology, JBI Product-Specific Patents and any trademarks described in Section 4.1.5, owned, used, developed by, or licensed to JBI or its Affiliates that is necessary or useful to Develop, register, Manufacture or Commercialize a Product.

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“JNDA Approval” means the Approval of a JNDA by the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto) for the applicable Product in Japan including pricing.

“Joint Patent Committee” or “JPC” has the meaning set forth in Section 7.1.3(a).

“Jointly-Owned Program Know-How” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Patents” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Technology” has the meaning set forth in Section 7.1.2.

“JRC” has the meaning set forth in Section 1.6.1.

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable, and in each case that are unpatented.

“Lead Party” has the meaning set forth in Section 7.4.1.

“Licensed Know-How” means Isis Manufacturing and Analytical Know-How, and Isis Know-How. For clarity, Licensed Know-How does not include any Know-How covering delivery devices.

“Licensed Patents” means the Isis Product-Specific Patents, Isis Core Technology Patents, Isis Manufacturing and Analytical Patents, Isis Formulation Patents and Isis’ interest in Jointly-Owned Program Patents. For clarity, Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices unless such Patent Rights are included in the Jointly-Owned Program Patents.

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 “Licensed Technology” means, on a Product-by-Product basis, any and all Licensed Patents, Licensed Know-How, and any trademarks described in Section 4.1.5, to the extent necessary or useful to Develop, register, Manufacture or Commercialize such Product.

“Losses” has the meaning set forth in Section 9.1.

“MAA” means, with respect to a particular Product, a marketing authorization application filed with the EMA after completion of Clinical Studies (excluding Phase IV Clinical Trials) to obtain Approval for such Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country.

“MAA Approval” means, with respect to a particular Product, the Approval of an MAA by the EMA for such Product in any country in the EU including pricing.

“Major Market” means any of the following countries: the United States, Japan, the United Kingdom, Germany, France, Italy and Spain.

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, for pre-clinical and clinical purposes, of API or a Product in finished form.

“Milestone Event” means a Pre-Licensing Milestone Event or a Post-Licensing Milestone Event, as the case may be.

“Minimum Third Party Payments” means [***].

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for a Product in the United States.

“NDA Approval” means the Approval of an NDA by the FDA for a Product in the U.S.

“Negotiation Period” has the meaning set forth in Section 2.1.2.

“Net Sales” means the gross amounts invoiced on sales of a Product by JBI or any of its Affiliates or sublicensees to a Third Party purchaser in an arms-length transaction, less the following customary deductions, determined in accordance with US generally accepted accounting principles and standard internal policies and procedures and accounting standards consistently applied throughout Johnson & Johnson, to the extent specifically and solely allocated to such Product and actually taken, paid, accrued, allowed, included or allocated based on good faith estimates in the gross sales prices with respect to such sales (and consistently applied as set forth below):

a)	normal and customary trade, cash and/or quantity discounts, allowances, and credits allowed or paid, in the form of deductions actually allowed or fees actually paid with respect to sales of such Product (to the extent not already reflected in the amount invoiced) excluding commissions for commercialization;

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b)	excise taxes, use taxes, tariffs, sales taxes and customs duties, and/or other government charges imposed on the sale of Product to the extent included in the price and separately itemized on the invoice price (but specifically excluding, for clarity, any income taxes assessed against the income arising from such sale) (including VAT, but only to the extent that such VAT taxes are not reimbursable or refundable);
c)	outbound freight, shipment and insurance costs to the extent included in the price and separately itemized on the invoice price;
d)	compulsory payments and cash rebates related to the sales of such Product paid to a Governmental Authority (or agent thereof) pursuant to governmental regulations by reason of any national or local health insurance program or similar program, to the extent allowed and taken; including Government levied fees as a result of Healthcare Reform policies
e)	retroactive price reductions, credits or allowances actually granted upon rejections or returns of Product, including for recalls or damaged good and billing errors; and
f)	rebates, chargebacks, and discounts (or equivalent thereof) actually granted to managed health care organizations, pharmacy benefit managers (or equivalent thereof), federal, state/provincial, local or other governments, or their agencies or purchasers, reimbursers, or trade customers.

The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Royalty Period.

All aforementioned deductions shall only be allowable to the extent they are commercially reasonable and shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with the Party’s, the Affiliate’s, or Third Party sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards and verifiable based on the Johnson & Johnson sales reporting system. All such discounts, allowances, credits, rebates, and other deductions shall be fairly and equitably allocated to Product and other products of the Party and its Affiliates and sublicensees such that Product does not bear a disproportionate portion of such deductions.

The following shall be excluded for the purposes of calculating royalties or sales milestones:
a)	Sales of Product by and between JBI and its Affiliates and sublicenses so long as such Product is subsequently resold to a Third-party end user where such resale to such Third-party end user is included in Net Sales
b)	Sales of Product for the use in conducting clinical trials, pre-clinical studies or other research or development activities in a country in order to obtain Regulatory Approval of Product in such country
c)	Product provided free of charge for a bona fide charitable purpose

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d)	Product used for commercially reasonable free sampling programs.
e)	Sales of Product free of charge for Compassionate
f)	Sales of Product for Named Patient Sales where such Product is sold at a significant discount to the proposed price for the Product following Approval.

In the event Product(s) are sold in combination with other products or services from JBI, its Affiliates or sublicensees and the customer receives a specific discount for such “bundling” of products (for clarity, this situation describes bundling of two or more separate products, each in finished dosage form, and not a fixed combination of two active pharmaceutical ingredients), the Net Sales of the said Product(s), for the purposes of determining royalty payments, shall be determined by multiplying the relevant Net Sales by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Product(s) in the previous Calendar Year when sold separately and B is the weighted average sale price in that country in the previous Calendar Year of the other product sold separately. In the event that such average sale price cannot be determined for either of the Product(s) or the other product(s) it has been sold with, in combination, then for purposes of determining the royalty payments, JBI will propose a reasonable good faith estimate of the fair market value of each component (and JBI will provide Isis a justification and support for such estimates) which will be substituted for the weighted average sales price for each such product in the formula above. If JBI, its Affiliate or a Sublicensee receives non-monetary consideration for a Product, Net Sales are calculated based on the fair market value of that consideration.

“New Third Party Licenses” has the meaning set forth in Section 8.3.2.

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Option” has the meaning set forth in Section 3.1.

“Option Deadline” has the meaning set forth in Section 3.1.

“Option Period” means, with respect to a Drug Discovery Program, the period beginning on the date when the applicable Collaboration Target was designated and ending on the expiration or earlier termination of the Option with respect to such Drug Discovery Program.

“Out-of-Pocket Expenses” means the amounts paid to Third Party vendors or contractors, for services or materials provided by them directly in the performance of activities to the extent such services or materials apply directly to the activities under this agreement.

“Party” or “Parties” means JBI and Isis individually or collectively.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable Out-of-Pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

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 “Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

“Permitted Licenses” means (1) licenses granted by Isis before or after the Effective Date to any Third Party under the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents, or the Isis Manufacturing and Analytical Know-How (but not under the Isis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct pre-clinical research, or (b) enable such Third Party to manufacture or formulate oligonucleotides, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Isis does not assist such Third Party to identify, discover or make a Compound or Product; and (2) material transfer, collaboration or sponsored research agreements with academic collaborators or non-profit institutions solely to conduct noncommercial research.

“Person” will mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase I Clinical Trial” means a human clinical trial that is intended to initially evaluate the safety, metabolism and pharmacokinetics of a therapeutic agent that would otherwise satisfy the requirements of 21 C.F.R. 312.21(a) or an equivalent clinical trial in a country in the Territory other than the United States.

“Phase II Clinical Trial” means a human clinical trial, for which the primary endpoints include a determination of safety, dose ranges or an indication of efficacy of a therapeutic in patients being studied as described in 21 C.F.R. §312.21(b), or an equivalent clinical trial in a country in the Territory other than the United States, and that is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials.

“Phase III Clinical Trial” means a human clinical trial (regardless of whether actually designated as “Phase III”) that is prospectively designed, along with other Phase III Clinical Trials, to demonstrate statistically whether a therapeutic is safe and effective for use in humans in the indication being investigated as described in 21 C.F.R. §312.21(c), or an equivalent clinical trial in a country in the Territory other than the United States.

“Phase IV Clinical Trial” means, with respect to a Product, (a) any Clinical Study conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval for such Product or (b) any Clinical Study conducted after the first Regulatory Approval in the same disease state for which such Product received Regulatory Approval other than for purposes of obtaining Regulatory Approval.

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 “Plan” means a Drug Discovery Plan and/or Development Plan, as applicable.

“PoC Study” means a study conducted during a Phase II Clinical Trial designed to give preliminary evidence of efficacy and safety for a Product.

“Post-Licensing Milestone Event” has the meaning set forth in Section 6.4.

“Pre-Clinical Studies” means in vitro and in vivo studies of a Product, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of such Product and whether such Product has a desired effect.

“Pre-Licensing Milestone Event” has the meaning set forth in Section 6.2.

“Prior Agreements” means the Agreements listed on Schedule 8.2.2(e) attached hereto.

“Proceeding” means an action, suit or proceeding.

“Product” means, on a Drug Discovery Program-by-Drug Discovery Program basis, a finished drug product containing a unique and specific Compound as an active pharmaceutical ingredient. Each Product shall contain a different specific Compound (s).

“Product-Specific Patents” means Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date, including any Program Patents, claiming (i) the specific composition of matter of a Product, or (ii) methods of using a Product as a prophylactic or therapeutic; provided however, Patent Rights Controlled by Isis or any of its Affiliates that (y) include claims that are directed to subject matter applicable to ASOs in general, or (z) include an ASO, the sequence of which targets the RNA that encodes a Collaboration Target and the RNA of a gene that does not encode a Collaboration Target, will not be considered Product-Specific Patents, and in the case of (y) and (z), such Patent Rights will be considered Isis Core Technology Patents.

“Program Patents” has the meaning set forth in Section 7.1.2.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“Receiving Party” has the meaning set forth in Section 11.1.

“Regulatory Approval” means the approval necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export, and sale of a pharmaceutical product in a jurisdiction regulated by a Regulatory Authority.

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 “Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a Product in any country.

“Research” means conducting the research activities with Compounds as set forth in each Drug Discovery Plan, including pre-clinical research and lead optimization, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.

“RMC” means Isis’ Research Management Committee, or any successor committee.

“ROFN Period” has the meaning set forth in Section 2.1.2.

“ROFN Termination Event” has the meaning set forth in Section 2.1.2.

“Royalty Period” has the meaning set forth in Section 6.8.2(a).

“Sales Milestone Event” has the meaning provided in Section 6.7.

“[***].

“Specific Performance Milestone Event” has the meaning set forth in Section 5.2.

“Step-In Party” has the meaning set forth in Section 7.4.1.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology or JBI Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“Substitution Fee” means $[***] per substituted target to be paid by JBI following Isis’ acceptance of JBI’s proposed substitute gene target under Section 1.2.5 .

“Supplemental Information” has the meaning provided in Section 1.3.5.

“Target Nomination Period” has the meaning set forth in Section 1.2.1.

[***]

“Third Party” means a Person or entity other than the Parties or their respective Affiliates.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between Isis and a Third Party (including the Isis In-License Agreements) that relate to a Product, a Collaboration Target, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

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 “Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than six years, not including in calculating such six-year period time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than six years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

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Appendix 2

Development Candidate
Checklist

[***]

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Appendix 3

J&J Universal Calendar

2015 UNIVERSAL CALENDAR

	M	T	W	T	F	S	S		M	T	W	T	F	S	S
	29	30	31						29	30					
JAN				1	2	3	4	JUL			1	2	3	4	5
(4 Weeks)	5	6	7	8	9	10	11	(4 Weeks)	6	7	8	9	10	11	12
	12	13	14	15	16	17	18		13	14	15	16	17	18	19
	19	20	21	22	23	24	25		20	21	22	23	24	25	26
	26	27	28	29	30	31			27	28	29	30	31		
FEB							1	AUG						1	2
(4 Weeks)	2	3	4	5	6	7	8	(4 Weeks)	3	4	5	6	7	8	9
	9	10	11	12	13	14	15		10	11	12	13	14	15	16
	16	17	18	19	20	21	22		17	18	19	20	21	22	23
	23	24	25	26	27	28			24	25	26	27	28	29	30
							1		31						
MAR	2	3	4	5	6	7	8	SEP		1	2	3	4	5	6
(5 Weeks)	9	10	11	12	13	14	15	(5 Weeks)	7	8	9	10	11	12	13
	16	17	18	19	20	21	22		14	15	16	17	18	19	20
	23	24	25	26	27	28	29		21	22	23	24	25	26	27
	30	31							28	29	30				
APR			1	2	3	4	5	OCT				1	2	3	4
(4 Weeks)	6	7	8	9	10	11	12	(4 Weeks)	5	6	7	8	9	10	11
	13	14	15	16	17	18	19		12	13	14	15	16	17	18
	20	21	22	23	24	25	26		19	20	21	22	23	24	25
	27	28	29	30					26	27	28	29	30	31	
MAY					1	2	3	NOV							1
(4 Weeks)	4	5	6	7	8	9	10	(4 Weeks)	2	3	4	5	6	7	8
	11	12	13	14	15	16	17		9	10	11	12	13	14	15
	18	19	20	21	22	23	24		16	17	18	19	20	21	22
	25	26	27	28	29	30	31		23	24	25	26	27	28	29
									30						
JUN	1	2	3	4	5	6	7	DEC		1	2	3	4	5	6
(5 Weeks)	8	9	10	11	12	13	14	(6 Weeks)	7	8	9	10	11	12	13
	15	16	17	18	19	20	21		14	15	16	17	18	19	20
	22	23	24	25	26	27	28		21	22	23	24	25	26	27
									28	29	30	31			
													1	2	3

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Schedule 1.6.1

JRC Governance

(a)	The JRC will determine the JRC operating procedures, including frequency of meetings (at least quarterly), location of meetings, and responsibilities for agendas and minutes. The JRC will codify these operating procedures in the written minutes of the first meeting.

(b)	The JRC may hold meetings in person or by audio or video conference as determined by the JRC; but at least two meetings per year will be in person (one held at Isis’ facilities, and the other held at JBI’s facilities in the U.S.). Alliance Managers will attend JRC meetings as participating non-members. In addition, upon prior approval of the other Party, each Party may invite its employees or consultants to attend JRC meetings, including any subject matter expert(s) with valuable knowledge of Collaboration Targets or the diseases associated with such Collaboration Targets.

(c)	The co-chairs will be responsible for ensuring that activities occur as set forth in this Agreement, including ensuring that JRC meetings occur, JRC recommendations are properly reflected in the minutes, and any dispute is given prompt attention and resolved in accordance with Section 1.6.3, Section 7.1.3 and Section 12.1, as applicable.

(d)	The JRC members from the same Party will collectively have one vote. The JRC will strive to make recommendations with approval of both Isis members and JBI members, and record such recommendations in the minutes of the applicable JRC meeting.

(e)	The JRC may form subcommittees and working groups as it determines in order to carry out its activities under this Agreement, all of which will dissolve when the JRC dissolves.

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Schedule 1.6.5

Alliance Management Activities

Each Alliance Manager is responsible for:

(a)	Promoting the overall health of the relationship between the Parties;

(b)	Developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first 100 days after the Effective Date to support the Drug Discovery Programs;

(c)	Organizing JRC meetings, including agendas, drafting minutes, and publishing final minutes;

(d)	Supporting the co-chairs of the JRC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(e)	Preparing status and progress reports on the above as determined necessary by the JRC;

(f)	Ensuring compliance in maintaining the Isis Internal ASO Safety Database as outlined in Section 5.6;

(g)	Ensuring proper approval of publications prior to submission as required in Section 11.4; and

(h)	Understanding and communicating the components contained in the relationship-management document provided by Isis to JBI, to assist JBI in understanding and complying with the contractual obligations under the Isis In-License Agreements after Option exercise.

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Schedule 4.4.4

Isis’ Fully Absorbed Cost of Goods Methodology

[***]

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Schedule 5.2

JBI’s Development and Commercialization Activities

[***]

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Schedule 6.9.1

Certain Isis In-License Agreements

(Relevant to the Drug Discovery Programs as of the Effective Date)

[***]

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Schedule 8.2.2(a)

Isis Core Technology Patents

[***]

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Schedule 8.2.2(b)

Isis Manufacturing and Analytical Patents

[***]

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Schedule 8.2.2(c)

Isis Product-Specific Patents

[***]

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Schedule 8.2.2(d)

Isis Formulation Patents

[***]

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Schedule 8.2.2(e)

Prior Agreements

[***]

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Schedule 11.4 – Press Release

ISIS PHARMACEUTICALS ANNOUNCES COLLABORATION WITH JANSSEN TO DISCOVER AND DEVELOP RNA-TARGETED THERAPEUTICS FOR AUTOIMMUNE DISEASES IN THE GI TRACT

-- Collaboration Combines Isis’ RNA-Targeted Technology with Expertise of Janssen in Autoimmune Disorders and Therapeutic Formulation --

Carlsbad, Calif., Jan. [5], 2015 –Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) today announced that the company has entered into a global collaboration with Janssen Biotech, Inc. (Janssen) to discover and develop antisense drugs to treat autoimmune disorders of the gastrointestinal (GI) tract. The collaboration brings together Isis’ RNA-targeted technology platform and the expertise of Janssen in autoimmune disorders and therapeutic formulation to discover and develop antisense drugs that can be locally administered, including oral delivery, to treat autoimmune disorders in the GI tract.

"We are excited to be working with Janssen to apply our drug discovery and development efforts in this therapeutic area. This collaboration broadens the utility of our drug discovery technology to new targets in the GI tract and expands the administration of antisense drugs to local delivery, including oral delivery, to the gut," said B. Lynne Parshall, chief operating officer at Isis Pharmaceuticals. "We are the leader in RNA-targeted therapeutics and our innovation and the successes of our pipeline drugs enable us to form collaborations, like this one, with leaders in specific therapeutic areas. This partnering strategy ensures that we have access to resources that support and enhance our drug discovery efforts and also provides us with collaborators, like Janssen, who are uniquely capable of conducting development, marketing and commercial efforts for these drugs. ."

Under the terms of the agreement, which covers three programs, Isis will receive $35 million in upfront payments, including a payment to initiate human lead optimization on the first collaboration target. Isis is eligible to receive nearly $800 million in development, regulatory and sales milestone payments and license fees for these programs. In addition, Isis will receive tiered royalties that on average are double-digits on sales from any product that is successfully commercialized. Janssen has the option to license a drug from each of the programs once a development candidate is identified. If Janssen exercises its option, it will assume global development, regulatory and commercialization responsibilities.

ABOUT ISIS PHARMACEUTICALS, INC.
Isis is exploiting its leadership position in RNA-targeted technology to discover and develop novel drugs for its product pipeline and for its partners. Isis’ broad pipeline consists of 34 drugs to treat a wide variety of diseases with an emphasis on cardiovascular, metabolic, severe and rare diseases, including neurological disorders, and cancer. Isis’ partner, Genzyme, is commercializing Isis’ lead product, KYNAMRO®, in the United States and other countries for the treatment of patients with homozygous FH. Isis has numerous drugs in Phase 3 development in severe and rare and cardiovascular diseases. These include a ISIS-APOCIIIRx, a drug Isis is developing to treat patients with severely high triglycerides, such as patients with familial chylomicronemia syndrome; ISIS-TTRRx, a drug Isis is developing with GSK to treat patients with the polyneuropathy form of TTR amyloidosis; and, ISIS-SMNRx, a drug Isis is developing with Biogen Idec to treat infants and children with spinal muscular atrophy, a severe and rare neuromuscular disease. Isis’ patents provide strong and extensive protection for its drugs and technology. Additional information about Isis is available at www.isispharm.com.

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ISIS PHARMACEUTICALS’ FORWARD-LOOKING STATEMENT
This press release includes forward-looking statements regarding Isis’ alliance with Janssen, Isis’ research, development and commercial opportunities in developing antisense drugs to treat inflammatory bowel disease. Any statement describing Isis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2013, and its most recent quarterly report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Isis,” “Company,” “we,” “our,” and “us” refers to Isis Pharmaceuticals and its subsidiaries.

Isis Pharmaceuticals® is a registered trademark of Isis Pharmaceuticals, Inc. KYNAMRO® is a registered trademark of Genzyme Corporation.

Isis Pharmaceuticals’ Contacts:
D. Wade Walke, Ph.D.	Amy Blackley, Ph.D.
Vice President, Corporate Communications and Investor Relations	Associate Director, Corporate Communications
760-603-2741	760-603-2772

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